IN THE UNITED STATES BANKRUPTCY COURT FOR DISTRICT OF DELAWARE

IN RE:

W.R. Grace & Co., et al.[1]	Bankruptcy No. 01-1139 (JKF) Debtor(s) Chapter 11
Jointly Administered

Related to Doc. No. 24657

RECOMMENDED FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER REGARDING CONFIRMATION OF
FIRST AMENDED JOINT PLAN OF REORGANIZATION AS MODIFIED THROUGH DECEMBER 23, 2010

INTRODUCTION
WHEREAS the above-captioned Debtors (Collectively, the “debtors” and, as reorganized entities after emergence, the “Reorganized Debtors”), together with the Asbestos Claimants’ Committee, the Asbestos PI Future Claimants’ Representative, and the Official Equity Committee proposed the First Amended Joint Plan of Reorganization Under Chapter11 of the

1The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co. Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food 'N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I, Inc., (flk/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation., W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor·BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

Bankruptcy Code of W.R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as modified through December 15, 2010, Doc. No. 25931, and amendment to §3.1.9 of the Joint Plan, Doc. No. 25956, filed December 23, 2010, (as it may be further modified hereafter in accordance with its terms, this Confirmation Order, and the Bankruptcy Code, the “Plan” or “Joint Plan”);2
WHEREAS on March 9, 2009, the bankruptcy Court entered the Order Approving the Disclosure Statement, Solicitation and Confirmation Procedures, Confirmation Schedule and Related Relief (Doc. No. 20944) (the “Solicitation Procedures Order”), by which the Bankruptcy Court, among other things, (1) established procedures for the solicitation and tabulation of votes to accept or reject the Plan; (2) approved the disclosure Statement; and (3) scheduled a hearing to consider Phase I of the Confirmation Hearing on the Joint Plan to commence on June 22, 2009, at 9:00 a.m., prevailing Eastern time and set a hearing to consider Phase II of the Confirmation Hearing on the Joint Plan to commence on September 8, 2009, at 11:00 a.m. prevailing Eastern time (the “Confirmation Hearing”);
WHEREAS an affidavit of service was filed by the BMC Group, Inc. (“”BMC”) on August 17, 2009, (service commenced on April 1, 2009) (Doc. No. 22825) respecting service of the Disclosure Statement, solicitation materials, and the Exhibit Book containing the Joint Plan and other plan documents;
WHEREAS an affidavit of publication was filed by the Debtors with the Bankruptcy

2Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Joint Plan. For the avoidance of doubt, this Confirmation Order shall be interpreted and construed in accordance with the provisions of §1.2 of the Joint Plan.

Court on June 3, 2009, (Doc. No. 21974) regarding, inter alia, the publication of the notice of the Confirmation Hearing, as approved by the Bankruptcy Court, in certain magazines and newspapers and as set forth in the Solicitation Procedures Order;
WHEREAS BMC, the court-appointed solicitation and tabulation agent in respect of the Joint Plan, filed (a) the Declaration of Kevin A. Martin Certifying Tabulation of Ballots Regarding Vote on First Amended Joint Plan of Reorganization on June 8, 2009 (Doc. No.
22020); (b) Exhibit A to the Declaration of Kevin A. Martin Certifying Tabulation of Ballots Regarding Vote on First Amended Joint plan of Reorganization on June 10, 2009 (Doc. No. 22044); and (c) the Amended Declaration of Kevin A. Martin Certifying Tabulation of Ballots Regarding the Plan on August 176, 2009 (Doc. No. 22825) (collectively, the “BMC Voting Declarations”);
WHEREAS, as indicated in the BMC Voting Declarations, every impaired class populated by Claims entitled to vote on the Joint Plan voted to accept the Plan as follows:
Description of Class    Class Designation

Asbestos PI Claims    Class 6

Asbestos PD Claims (all except	Class 7A (unimpaired – vote for US ZAI PD Claims) §524(g) purposes only)

Asbestos PD Claims (US ZAI	Class 7B PD Claims)

CDN ZAI PD Claims    Class 8
Equity Interests in the Parent    Class 10
WHEREAS, as indicated in the BMC Voting Declarations, Class 6 accepted the Joint Plan by 99.51 percent in number and 99.39 percent in dollar amount; Class 7A accepted the Plan in number;3 Class 7B accepted the Plan by 88.42% in number and 88.60% in dollar amount; Class 8 accepted the Plan by 100% in number and 100% in dollar amount; and Class 10 accepted the Plan by 89.89% in number;4
WHEREAS, as indicated in the BMC Voting Declarations, General Unsecured Claims in Class 9, which the Plan Proponents asserted were unimpaired and not entitled to vote, were afforded the opportunity to cast provisional ballots on the Plan as ordered by this Court given the dispute whether Class 9 was an impaired class. Class 9 accepted the Plan by 92.54% in number, but rejected the Plan by 83.03% in dollar amounts;
WHEREAS, on May 8, 2009, the Debtors filed a Plan Supplement containing (1) the Bylaws of W. R. Grace & Co.; (2) amended certificates of incorporation of the Debtors; and (3) a list of the identity and affiliations of persons proposed to serve as initial board of directors or officers of the Reorganized Debtors (Doc. No. 21594);
WHEREAS, on May 15, 2009, the Debtors filed a first amendment to the Plan Supplement (the "First Plan Supplement Amendment") regarding the list of the identity and affiliations of persons proposed to serve as initial board of directors or officers of the Reorganized Debtors (Doc. No. 21706);
WHEREAS, on April 23, 2010, the Debtors filed a second amendment to the Plan Supplement (the "Second Plan Supplement Amendment") that amended the list of the identity

3Class 7A was solicited and allowed to vote solely to the extent required by §524(g) of the Bankruptcy Code, and the approved voting procedures did not require dollar amounts. See Solicitation Procedures Order at p. 20 of Exhibit C thereto.

4Class 10 -- Equity Interests -- was allowed to vote based on the number of shares of Parent Common Stock owned on the Voting Record Date, and the approved voting procedures did not require dollar amounts. See Solicitation Procedures Order at p. 21 of Exhibit C thereto.

and affiliations of persons proposed to serve as initial board of directors or officers of the Reorganized Debtors (Doc. No. 24663);
WHEREAS, the objection deadline for objecting to the confirmation of the Plan was set for May 20, 2009 pursuant to the Solicitation Procedures Order and objections to the Plan were filed by (1) the Bank Lender Group (Doc. No. 20315, 21789); (2) the Unsecured Creditors' Committee (Doc. No. 20308, 21790); (3) Certain AIU Insurers (Doc. No. 21777); (4) Allstate Insurance Company ("Allstate") (Doc. No. 20419, 21767); (5) Arrowood Indemnity Company f/k/a Royal Indemnity Company ("Arrowood") (Doc. No. 20450, 21814, 21815, 21867); (6) Anderson Memorial Hospital ("AMH") (Doc. No. 21782); (7) Seaton Insurance Company and OneBeacon America Insurance Company ("Seaton OneBeacon") (Doc. No. 20434, 21763); (8) Maryland Casualty Company ("MCC") (Doc. No. 20195, 20420, 21783); (9) the State of Montana ("Montana") (Doc. No. 20305, 21785); (10) Her Majesty the Queen in Right of Canada (the "Crown") (Doc. No. 24144); (11) CNA Companies ("CNA") (Doc. No. 21794); (12) the Libby Claimants (Doc. No. 20313, 21811, 21952); (13) Morgan Stanley Senior Funding ("Morgan Stanley") (Doc. No. 21752); (14) BNSF Railway Company ("BNSF") (Doc. No. 20309, 21769); (15) Longacre Master Fund, Ltd. and Longacre Capital Partners (QP), L.P. ("Longacre") (Doc. No. 20324, 21778); (16) National Union Fire Insurance Company of Pittsburgh, Pa ("National Union") (Doc. No. 21779); (17) City of Vancouver (Doc. No. 21792); (18) School District 68 Nanaimo-Ladysmith (Doc. No. 21793); (19) TIG Insurance Company and United States Fire Insurance Company (Doc. No. 21800); (20) Garlock Sealing Technologies, LLC ("Garlock") (Doc. No. 21795); (21) Federal Insurance Company ("Federal") (Doc. No. 20444, 21770); (22) Government Employees Insurance Co. and Republic Insurance

Company n/k/a Starr Indemnity & Liability Company ("GEICO") (Doc. No. 20439, 21771); (23) AXA Belgium Insurance Company ("AXA") (Doc. No. 20427, 21803); (24) Fireman's Fund Insurance Company and Allianz S.P.A., f/k/a Riunione Adriatica Di Sicurta, and Allianz SE, f/k/a Allianz Aktiengesellschaft (Doc. No. 20425, 21781, 21975); (25) Fireman's Fund Insurance Company ("Fireman's Fund") (Doc. No. 21791); (26) Hartford Accident and Indemnity Company ("Hartford") (Doc. No. 21802); (27) Kaneb Pipeline Operating Partnership, L.P. and Support Terminal Services, Inc. ("Kaneb") (Doc. No. 20307, 21707); (28) Tyco/Covidien (Doc. No. 21760); (29) the Edwards Judgment Claimants (Doc. No. 21773); (30) the ERISA Plaintiffs (Doc. No. 20310, 21762); (31) General Insurance Company of America ("General") (Doc. No. 21776); (32) Certain London Market Insurance Companies ("London") (Doc. No. 20300, 20442, 21801); (33) the Michigan Department of Treasury (Doc. No. 20260, 21611); (34) the Scotts Company LLC (Doc. No. 20306, 21775); (35) the St. Paul Companies (Doc. No. 21876); (36) Travelers Casualty and Surety Company (Doc. No. 20416, 21796); (37) the Texas Comptroller (Doc. No. 21291); (38) Zurich Insurance Company and Zurich International (Bermuda) Ltd. (Doc. No. 20195, 20420, 21764); (39) the U.S. Trustee (Doc. No. 20312, 21797); (40) Joseph W. Parry-Hill (Doc. No. 21567); (41) Lloyd's Underwriters (Doc. No. 20300); (42) the Dow Chemical Company (Doc. No. 20311); and (43) Owens-Illinois, Inc. (Doc. No. 20317);
WHEREAS briefs were filed by the objecting parties and by the Plan Proponents, discovery was undertaken, and the Confirmation Hearing commenced on June 22, 2009. The June 22-23, 2009 hearing dates ("Phase I") covered certain objections raised by the Bank Lender Group and the Unsecured Creditors' Committee with respect to impairment, and also covered certain objections raised by various insurers regarding insurance neutrality. The second phase of the Confirmation Hearing ("Phase II") addressed the objections of (a) parties classified under the Plan as Holders of Indirect PI or PD Trust Claims (including insurers as Holders of Indirect PI or PD Trust Claims with respect to such Claims); (b) the objections of the Libby Claimants; and (c) any other confirmation objections not addressed and resolved in Phase I;
WHEREAS Phase II of the Confirmation Hearing commenced on September 8, 2009 and continued through January 25, 2010, at which time the record was closed;
WHEREAS, on September 4, 2009, the Plan Proponents filed their First Set of Modifications to the Joint Plan of Reorganization (Doc. No. 23177);
WHEREAS, on October 12, 2009, the Plan Proponents filed their Second Set of Modifications to the Joint Plan of Reorganization (Doc. No. 23474);
WHEREAS, on December 16, 2009, the Plan Proponents filed their Third Set of Modifications to the Joint Plan of Reorganization (Doc. No. 24016);
WHEREAS, on March 19, 2010, the Plan Proponents filed their Fourth Set of Modifications to the Joint Plan of Reorganization (Doc. No. 24477);
WHEREAS, on December 8, 2010, the Plan Proponents filed their Fifth Set of Modifications to the Joint Plan of Reorganization (Doc. No. 25881);
WHEREAS on December 23, 2010, counsel for Plan Proponents, counsel for the Unsecured Creditors’ Committee, and counsel for the Bank Lender Group filed a Certification of Counsel Regarding Agreed Amendment to Section 3.1.9 of the Joint Plan (Doc. No. 25956) (collectively, with earlier modifications to the Joint Plan, the “Modifications”);5

5Plan Proponents filed a Sixth Set of Modifications to the Joint Plan of Reorganization,
Doc. No. 25931, on December 16, 2010, which was superseded in its entirety by the
(continued...)

WHEREAS many objections were resolved or withdrawn pursuant to various settlement agreements reached between the Plan Proponents and various objecting parties as outlined in Section VII below; however, certain objections remain subject to the Court's determination;6
WHEREAS the Court has reviewed the Plan, the Disclosure Statement, the Solicitation Procedures Order, the BMC Voting Declarations, the Affidavits of Service, the Publication Affidavit, the objections, the statements of counsel, briefs, declarations, expert reports and all other evidence admitted as part of the Confirmation Hearing;
WHEREAS the Court has taken judicial notice of the papers and pleadings on file and prior Court hearings in these Chapter 11 Cases and in each of the adversary proceedings filed in one or more of these Chapter 11 Cases, including the Sealed Air Action and the Fresenius Action;
WHEREAS the Bankruptcy Court has separately entered Supplemental Recommended Findings of Fact and Conclusions of Law in the Memorandum Opinion Regarding Objections to Confirmation of First Amended Joint Plan of Reorganization, including the findings that (i) the Bankruptcy Court and the District Court have jurisdiction over this matter pursuant to 28 U.S.C.
§§157 and 1334, (ii) this is a core proceeding pursuant to 28 U.S.C. §157(b)(2), (iii) each of the Debtors was and is qualified to be a debtor under §109 of the Bankruptcy Code, and (iv) venue

5(...continued)
Certification of Counsel Regarding Agreed Amendment to Section 3.1.9 of the Joint Plan, filed December 23, 2010, at Doc. No. 25956.

6On March 30, 2010, Plan Proponents filed an Updated and Amended Chart (Revised) Summarizing Confirmation Requirements and Remaining Objections to the First Amended Plan of Reorganization, Doc. No. 24549, but several objections listed in that chart were resolved after it was filed and those settlements are not reflected in the chart.

of the Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. §1408, and continues to be proper; and
WHEREAS the Findings and Conclusions herein and as supplemented by the Memorandum Opinion Overruling Objections to the First Amended Joint Plan of Reorganization establish just cause for the relief granted herein;

THE BANKRUPTCY COURT HEREBY RECOMMENDS THAT THE DISTRICT COURT APPROVE THE RECOMMENDATIONS OF FINDINGS OF FACT, CONCLUSIONS OF LAW, AND PROPOSED ORDER HEREIN IN CONJUNCTION WITH THE MEMORANDUM OPINION AND ORDER OVERRULING OBJECTIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION.

I.GENERAL PROVISIONS REGARDING CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN-RELATED DOCUMENTS.

A.	MODIFICATIONS TO THE PLAN.
The Modifications to the Plan are deemed to be either technical changes or clarifications that do not adversely change the treatment of the Claim of any creditor of the Debtors or have been consented to by the entities affected thereby and are approved in all respects. Accordingly, the Plan Proponents are authorized to take any and all steps and actions necessary to implement or effectuate any of the transactions or other matters set forth in the Modifications to the Plan.

B.	CONFIRMATION OF THE PLAN.
1.The Plan and each of its provisions (whether or not specifically approved herein) and all exhibits and schedules thereto as amended to the date hereof are CONFIRMED in each and every respect, pursuant to §1129 of the Bankruptcy Code. If there is any conflict between the terms of the Plan or any exhibit thereto and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

2.	As set forth more fully in this Court's Memorandum Opinion Regarding

Objections to Confirmation of First Amended Joint Plan of Reorganization and Recommended Supplemental Findings of Fact and Conclusions of Law, Class 9 is unimpaired pursuant to
§1124(1) of the Bankruptcy Code; therefore, the provisional vote of Class 9 shall have no force and effect.

C.	SPECIFIC CONDITIONS TO CONFIRMATION OF THE PLAN
As required by §7.7 of the Plan, the Court makes the following recommended findings of fact, conclusions of law, orders, and/or decrees and incorporating by reference the Memorandum Opinion and Order Overruling Objections to the First Amended Joint Plan of Reorganization.

(a)The Plan satisfies all applicable sections of the Bankruptcy Code, including Bankruptcy Code §524(g);

(b)Claimants in Classes 6, 7 (including both sub-classes 7A and 7B), and 8 have voted to accept the Plan in the requisite numbers and amounts required by Bankruptcy Code §§524(g), 1126, and 1129;

(c)As of the Petition Date, the Debtors have been named as defendants in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

(d)Effective on the Effective Date, the Asbestos PI Trust shall be created and the Asbestos PD Trust shall be created pursuant to Bankruptcy Code §524(g) and in accordance with the Plan Documents;

(e)The Asbestos PI Trust and the Asbestos PD Trust shall be "qualified settlement funds" for federal income tax purposes within the meaning of the treasury regulations issued pursuant to §468B of the IRC and shall be subject to the continuing jurisdiction of the Bankruptcy Court;

(f)On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to all Asbestos PI Claims, the Asbestos PD Trust shall assume the liabilities of the Debtors with respect to all Asbestos PD Claims, and the CDN ZAI PD Claims Fund contemplated by the CDN ZAI Minutes of Settlement shall assume the liabilities of the Debtors with respect to all CDN ZAI PD Claims;

(g)The Asbestos PI Trust and the Asbestos PD Trust are to be funded in part by securities of the Reorganized Parent and by the obligations of the Reorganized Parent to make future payments, including dividends;

(h)The Asbestos PI Trust and the Asbestos PD Trust are to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of the Reorganized Parent;

(i)The Asbestos PI Trust is to use the Asbestos PI Trust Assets to pay Asbestos PI Claims (including Demands) and Asbestos PI Trust Expenses, and the Asbestos PD Trust is to use the Asbestos PD Trust Assets to pay Asbestos PD Claims (including Demands, if any) and Asbestos PD Trust Expenses, and the CDN ZAI PD Claims Fund is to use the funds identified in the CDN ZAI Minutes of Settlement to pay CDN ZAI PD Claims and the expenses outlined in the CDN ZAI Minutes of Settlement;

(j)The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PI Claims, which Demands are addressed by the Asbestos PI Channeling Injunction, and the Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PD Claims, which Demands, if any, are addressed by the Asbestos PD Channeling Injunction;

(k)The actual amounts, numbers, and timing of such future Demands cannot be determined;

(l)Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with the Asbestos PI Claims, the Asbestos PD Claims, and the CDN ZAI PD Claims;

(m)The terms of the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the Asbestos Insurance Entity Injunction, and any provisions barring actions against third parties, are set out in the Plan and the Disclosure Statement, and each of the Plan and the Disclosure Statement adequately describes such injunctions and provisions (and the acts and entities to which they apply) in specific and conspicuous language in accordance with the requirements of Bankruptcy Rule 3016(c));

(n)Pursuant to Court orders or otherwise, the Asbestos PI Trust, the Asbestos PD Trust, and CDN ZAI PD Claims Fund shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of (1) Asbestos PI

Claims (including Demands) in the case of the Asbestos PI Trust, (2) Asbestos PD Claims (including Demands, if any) in the case of the Asbestos PD Trust, or
(3) CDN ZAI PD Claims (including Demands, if any) in the case of the CDN ZAI PD Claims Fund, or other comparable mechanisms that provide reasonable assurance that the Asbestos PI Trust shall value, and be in a financial position to pay, Asbestos PI Claims (including Demands that involve similar claims) in substantially the same manner, that the Asbestos PD Trust shall value, and be in a financial position to pay Asbestos PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner, and that the CDN ZAI PD Claims Fund shall value, and be in a financial position to pay CDN ZAI PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner;

(o)The Asbestos PI FCR has been appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Asbestos PI Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands of the kind that are addressed in the Asbestos PI Channeling Injunction and transferred to the Asbestos PI Trust;

(p)The Asbestos PD FCR has been appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Asbestos PD Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands, if any, of the kind that are addressed in the Asbestos PD Channeling Injunction and transferred to the Asbestos PD Trust;

(q)CCAA Representative Counsel has been appointed by the Canadian Court as part of proceedings leading to the issuance of the Asbestos PD Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands, if any, of the kind that are addressed in the Asbestos PD Channeling Injunction and transferred to the CDN ZAI PD Claims Fund;7

(r)	The Court has jurisdiction over each of the Claims, SA Claims,
Grace-Related Claims, and Demands that is subject to any of (i) the Asbestos PI Channeling Injunction described in §8.2 of the Plan, (ii) the Asbestos PD Channeling Injunction described in §8.3 of the Plan, (iii) the Successor Claims Injunction described in §8.5 of the Plan, and (iv) the releases described in the

7While not a condition to confirmation under §7.7 of the Plan, it should be noted that this Court also approved the appointment of the CCAA Representative Counsel to serve as Special Counsel to Canadian ZAI Claimants in the Chapter 11 Cases. See Modified Order Granting the Canadian ZAI Claimants' Application for Appointment of Special Counsel Lauzon Bélanger S.E.N.C.R.L. and Scarfone Hawkins LLP, dated 3/19/10 (Doc. No. 24508).

Plan;

(s)In light of the benefits provided, or to be provided, to the Asbestos PI Trust and the Asbestos PD Trust by, or on behalf of, each Asbestos Protected Party as defined in §1.1(51)8 of the Joint Plan, Doc. No. 24657 at Exhibit 1, (including the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties), (i) the Asbestos PI Channeling Injunction is fair and equitable (including with respect to the Entities that might subsequently assert Demands against any Asbestos Protected Party) and is supported by reasonable consideration, (ii) the Asbestos PD Channeling Injunction is fair and equitable (including with respect to the Entities that might subsequently assert Demands, if any, against any Asbestos Protected Party) and is supported by reasonable consideration, (iii) the Successor Claims Injunction is fair and equitable and is supported by reasonable consideration, and (iv) the releases in favor of the Asbestos Protected Parties

8As defined in that section, the Asbestos Protected Parties are:

(a)	the Debtors;

(b)	the Reorganized Debtors;

(c)	the Non-Debtor Affiliates;

(d)	the Settled Asbestos Insurance Companies;
(f)) the Sealed Air Indemnified Parties;

(g)	the Fresenius Indemnified Parties;

(h)	Montana Vermiculite Company
(i)any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, or the Fresenius Indemnified Parties, or any of their respective assets (but only to the extent that any liability is asserted to exist as a result of its becoming such a transferee or successor);
(j)any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, makes a loan to any of the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos PI Trust, the Asbestos PD Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, the NonDebtor Affiliates, the Asbestos PI Trust, or the Asbestos PD Trust (but only to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent that any Encumbrance of assets made in connection with such a loan is sought to be invalidated, upset or impaired in whole or in part as a result of its being such a lender);
(k)each of the respective present and future Affiliates of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties (but only to the extent that any liability is asserted to exist as a result of its being or becoming such an Affiliate);or
(1)each of the respective Representatives of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties.

described in the Plan are fair and equitable and are supported by reasonable consideration; see Annex III hereto.

(t)The Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, the Asbestos Insurance Entity Injunction, and the releases in favor of the Asbestos Protected Parties described in the Plan are to be implemented and granted in connection with the Plan and the Plan Documents;

(u)The Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the releases in favor of the Asbestos Protected Parties described in the Plan (i) are essential to the Debtors' reorganization efforts and the feasibility of the Plan, (ii) provide necessary funding to the Plan that otherwise would be unavailable absent the injunctions and releases, (iii) are necessary to induce the Asbestos Protected Parties (including Sealed Air and Fresenius) to enter into the settlements and agreements described in the Plan and to otherwise settle their disputes, and (iv) are necessary to resolve finally all claims of the Debtors, the Non-Debtor Affiliates, and the Debtors' creditors against the other Asbestos Protected Parties (including the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties);

(v)An identity of interests exists among the Debtors and the Asbestos Protected Parties such that an Asbestos PI Claim (including a Successor Claim based upon an Asbestos PI Claim and/or a Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction) asserted against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity (contractual or otherwise) and/or contribution; and an Asbestos PD Claim or CDN ZAI PD Claim (including a Successor Claim based upon an Asbestos PD Claim or CDN ZAI PD Claim and/or a Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction) asserted against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity (contractual or otherwise) and/or contribution;

(w)The Sealed Air Settlement Agreement is essential and integral to the Plan, and the payment of the Cryovac Payment to the Asbestos PI Trust and the Asbestos PD Trust in accordance with the Sealed Air Settlement Agreement and the terms of the Plan, together with the other Asbestos PI Trust Assets and the Asbestos PD Trust Assets to be transferred to the Asbestos PI Trust and the Asbestos PD Trust, respectively, pursuant to the Plan, constitute both (i) substantial assets of the Plan and the reorganization, and (ii) a fair, reasonable, and equitable settlement of all claims, potential claims, and Demands against the Asbestos Protected Parties (including, with respect to the Sealed Air Indemnified

Parties, all Asbestos-Related Claims and any other claims, potential claims, and Demands for which the Sealed Air Settlement Agreement contemplates a release or injunction in favor of the Sealed Air Indemnified Parties) that are subject to the injunctions and releases described in the Plan, and the only unsatisfied conditions precedent to payment of the Cryovac Payment are the satisfaction or waiver of the conditions to the Effective Date in accordance with §7.8 of the Plan;

(x)The Fresenius Settlement Agreement is essential and integral to the Plan, and the payment of the Fresenius Payment to the Asbestos PI Trust and the Asbestos PD Trust in accordance with the Fresenius Settlement Agreement and the Plan, together with the other Asbestos PI Trust Assets and the Asbestos PD Trust Assets to be transferred to the Asbestos PI Trust and the Asbestos PD Trust, respectively, pursuant to the Plan, constitute both (i) substantial assets of the Plan and the reorganization, and (ii) a fair, reasonable, and equitable settlement of all claims, potential claims, and Demands against the Asbestos Protected Parties (including, with respect to the Fresenius Indemnified Parties, the Grace-Related Claims, all Asbestos-Related Claims and Demands related thereto and any other claims, potential claims, and Demands for which the Fresenius Settlement Agreement contemplates a release or injunction in favor of the Fresenius Indemnified Parties) that are subject to the injunctions and releases described in the Plan, and the only unsatisfied conditions precedent to payment of the Fresenius Payment are the satisfaction or waiver of the conditions to the Effective Date in accordance with §7.8 of the Plan;

(y)The SA Debtors, the Plaintiffs, and the SA Non-Debtor Affiliates understand and agree, and the Court so finds, that Sealed Air has entered into the Sealed Air Settlement Agreement in order to settle, release, extinguish, and terminate fully, finally, and forever any and all further controversy respecting any and all Asbestos-Related Claims and any and all Demands related thereto against the Sealed Air Indemnified Parties. The SA Debtors, the Plaintiffs, and the SA Non-Debtor Affiliates have acknowledged and agreed that this provision is an essential and material term of the Sealed Air Settlement Agreement and the compromise settlement leading to the Sealed Air Settlement Agreement, and that, without such provision, neither Sealed Air Corporation nor Cryovac, Inc. would have executed the Sealed Air Settlement Agreement and the compromise settlement would not have been accomplished;

(z)The Debtors, the Plaintiffs, and the Non-Debtor Affiliates understand and agree, and the Court so finds, that Fresenius has entered into the Fresenius Settlement Agreement in order to settle, release, extinguish, and terminate fully, finally, and forever any and all further controversy respecting any and all Asbestos-Related Claims against the Fresenius Indemnified Parties. The Debtors, the Plaintiffs, and the Non-Debtor Affiliates have acknowledged and agreed that this provision is an essential and material term of the Fresenius Settlement

Agreement, and that, without such provision, Fresenius would not have executed the Fresenius Settlement Agreement and the compromise settlement would not have been accomplished;

(aa)    The settlements, compromises, releases, and injunctions in favor of the Asbestos Protected Parties described in the Plan (including those described in the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement) are approved in all respects;

(bb)    In approving the settlements, compromises, releases, and injunctions with respect to the Asbestos Protected Parties (including the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement, and the releases and injunctions in favor of the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties), the Court has considered, among other things: (i) the nature of the claims asserted or potentially asserted by the Debtors, the Non-Debtor Affiliates, the Plaintiffs (on behalf of the Debtors' creditors, stakeholders, and estates), and/or the Debtors' creditors against the Asbestos Protected Parties, and the claims asserted or potentially assertable by the Asbestos Protected Parties against the Debtors and the Non-Debtor Affiliates, (ii) the balance of the likelihood of success of claims which might be asserted by the Debtors or other claimants against the Asbestos Protected Parties against the likelihood of success of the defenses or counterclaims possessed by the Asbestos Protected Parties, (iii) the complexity, cost, and delay of litigation that would result in the absence of these settlements, compromises, releases, and injunctions, (iv) the lack of objections by, or the overruling of objections of any creditor or party-in-interest to the settlements, compromises, releases and injunctions, (v) that the Asbestos PI Claims will be channeled to the Asbestos PI Trust rather than extinguished, (VI) that the Estate Parties and the Asbestos PI Trust will receive substantial consideration from the Asbestos Protected Parties described in the Plan, (vii) that the Asbestos PD Claims will be channeled to the Asbestos PD Trust rather than extinguished, and the CDN ZAI PD Claims will be channeled to the CDN ZAI PD Claims Fund rather than extinguished, (viii) that the Estate Parties and the Asbestos PD Trust will receive substantial consideration from or on behalf of the Asbestos Protected Parties described in the Plan, (ix) that the Asbestos Protected Parties that will benefit from the releases and injunctions share an identity of interest with the Debtors, (x) that the enjoined claims against the Asbestos Protected Parties would otherwise indirectly impact the Debtors' reorganization by way of indemnity or contribution, and (xi) the Plan and the settlements, compromises, releases, and injunctions described in the Plan are the product of extensive arms' length negotiations among the Debtors, the Asbestos PI Committee, the Asbestos PI FCR, the Asbestos PD FCR, and the Asbestos Protected Parties, among others;

(cc)    On and after the Effective Date, the Reorganized Debtors will have the ability to pay and satisfy in the ordinary course of business their respective obligations and liabilities, including any and all indemnification obligations to the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties with respect to present and future Asbestos-Related Claims and Demands related thereto, SA Indemnified Taxes, Fresenius Indemnified Taxes, and all other obligations set forth in the Fresenius Settlement Agreement and the Sealed Air Settlement Agreement;

(dd)    Upon the transfer of the Sealed Air Common Stock to the Asbestos PI Trust, the Asbestos PI Trustees shall represent and warrant to and agree with (on behalf of the Asbestos PI Trust) Sealed Air, that the Asbestos PI Trust is acquiring the Sealed Air Common Stock for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act and the Asbestos PI Trust and its transferees will comply with all filing and other reporting obligations under all applicable laws which shall be applicable to such Asbestos PI Trust with respect to the Sealed Air Common Stock;

(ee)    On or before the Effective Date, (i) the SA Debtors, the Asbestos PD Committee, and the Asbestos PI Committee shall have executed and delivered the "Release" (as defined in the Sealed Air Settlement Agreement), (ii) the "Government Plaintiff" (as defined in the Sealed Air Settlement Agreement) shall have executed and delivered the "Government Release" (as defined in the Sealed Air Settlement Agreement), and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall have delivered the "Fresenius Release" (as defined in the Sealed Air Settlement Agreement), all as provided for in the Sealed Air Settlement Agreement. In addition, in consideration for the Cryovac Payment, (i) each of the SA Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified Parties from any and all (A) present and future Asbestos-Related Claims and Demands relating thereto and (B) present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties and (ii) each SA Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Entity, any and all present and future Asbestos-Related Claims and/or Demands relating thereto, and any and all present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction;

(ff)    The Asbestos Protected Parties shall receive the full benefit of the Asbestos PI Channeling Injunction and the Asbestos PD Channeling Injunction

under Bankruptcy Code §524(g) and the Successor Claims Injunction under Bankruptcy Code §105(a), which Asbestos PI Channeling Injunction, Asbestos PD Channeling Injunction, and Successor Claims Injunction (i) shall be in form and substance reasonably acceptable to Sealed Air Corporation, Cryovac Inc., and Fresenius, and (ii) as applicable, include provisions enjoining any and all Entities from taking any and all legal or other actions (including the continued prosecution of pending "Actions" or the commencement of future "Actions" as such term is used in paragraph II(c)(VI) of the Sealed Air Settlement Agreement) or making any Demand for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, or any other relief whatsoever from any and all of the Asbestos Protected Parties with respect to any and all Asbestos PI Claims, Asbestos PD Claims, CDN ZAI PD Claims, and/or Successor Claims based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction;

(gg)    Each of the SA Debtors and the Plaintiffs have acknowledged and agreed that the Sealed Air Common Stock to be transferred to the Asbestos PI Trust has not been and, upon delivery of such Sealed Air Common Stock to the Asbestos PI Trust, shall not be registered under the Securities Act and that the certificates for such Sealed Air Common Stock shall bear a legend to that effect. Each of the SA Debtors and the Plaintiffs understand and have acknowledged that any transfer by Cryovac, Inc. of Sealed Air Common Stock to the Asbestos PI Trust is being made pursuant to an exemption from registration contained in the Securities Act based in part upon the foregoing representation and the representations contained in the Sealed Air Settlement Agreement;

(hh)    The SA Debtors shall, jointly and severally, at their sole expense, indemnify, defend, and hold harmless the Sealed Air Indemnified Parties from and against (i) any and all present and future Asbestos-Related Claims and Demands related thereto and all SA Indemnified Taxes, (ii) any and all losses costs, and expenses incurred as a result of any breach of any of the SA Debtors' or SA Non-Debtor Affiliates' obligations, covenants, and agreements set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtors or SA Non-Debtor Affiliates set forth in the Plan or Confirmation Order, (iii) if any SA Non-Debtor Affiliate has not executed and delivered a "Release" (as defined in the Sealed Air Settlement Agreement), any and all Asbestos-Related Claims and Demands related thereto based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such SA Non-Debtor Affiliate and (iv) any and all attorneys' fees or costs and expenses attributable to any "SA Indemnity Claim" (as defined below), provided, however, that in each case such indemnification shall not apply to "Excluded Fees" (as defined in the Sealed Air Settlement Agreement) (such indemnity obligations, collectively, the "SA Debtors' Indemnity Obligation"; and any and all SA Claims, SA Debts, or SA Damages that could be asserted by any of the Sealed Air Indemnified Parties under the SA Debtors' Indemnity Obligation, the "SA Indemnity Claims"), and provided, further, that nothing in the Sealed Air Settlement Agreement shall adversely affect any rights of any Entity to file and pursue, or object to, a proof of claim for "Excluded Fees" (as defined in the Sealed Air Settlement Agreement) in the Chapter 11 Cases;

(ii)    Each SA Debtor shall execute and deliver an indemnity agreement in favor of the Sealed Air Indemnified Parties in the form annexed as Exhibit 6 to the Sealed Air Settlement Agreement;

(jj)    The SA Debtors' Indemnity Obligation (and the obligations, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall not be discharged, expunged, estimated, or otherwise adversely affected in the Chapter 11 Cases or by the confirmation of the Plan;

(kk)    The SA Debtors' Indemnity Obligation (and the obligations, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall continue unaffected as a post-confirmation obligation of each of the Reorganized Debtors;

(ll)    The Debtors, the Asbestos PI Committee, the Asbestos PI FCR, the Asbestos PI TAC, and the Asbestos PI Trustees have (i) promptly provided to Cryovac, Inc. and Fresenius all "Material Drafts" (as defined in the Sealed Air Settlement Agreement) of the Asbestos PI Trust Agreement and each related "Trust Document" (as defined in the Sealed Air Settlement Agreement) (but excluding or redacting drafts of the Asbestos PI TDP), and (ii) incorporated promptly (if it was the party drafting such document), or if otherwise, urged the party drafting such document promptly to incorporate, into any such document each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and (xi), and paragraph VI(g), and clauses (i)(A) through (D) of paragraph VI(c) of the Sealed Air Settlement Agreement that were reasonably requested by Cryovac, Inc. or Fresenius;

(mm) The Debtors, the Asbestos PD Committee, and the Asbestos PD FCR have promptly provided to Cryovac, Inc. and Fresenius all "Material Drafts" (as defined in the Sealed Air Settlement Agreement) of the Asbestos PD Trust Agreement and each related "Trust Document" (as defined in the Sealed Air Settlement Agreement) (but excluding or redacting drafts of the ZAI TDP), and incorporated promptly (if it was the party drafting such document), or if otherwise, urged the party drafting such document promptly to incorporate, into any such document each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and (xi), and paragraph VI(g), and clauses (i)(A) through (D) of paragraph VI(c) of the Sealed Air Settlement Agreement that were reasonably requested by Cryovac, Inc. or Fresenius;

(nn)    SA Debtors and SA Non-Debtor Affiliates shall take all actions required or requested by Sealed Air as contemplated in the Sealed Air Settlement Agreement and shall be prohibited from taking any actions prohibited by Sealed Air as provided by the Sealed Air Settlement Agreement with respect to tax matters, including those set forth in Annex I attached hereto as Exhibit A and those set forth in paragraphs II(c)(x), IV, and VI of the Sealed Air Settlement Agreement and those provisions of the Sealed Air Settlement Agreement are incorporated in the Plan as if fully set forth therein and are likewise incorporated into this Confirmation Order as if fully set forth herein;

(oo)    The Plaintiffs, Asbestos PI Trust and Asbestos PD Trust shall take all actions required or requested by Sealed Air as provided by the Sealed Air Settlement Agreement and shall be prohibited from taking any actions prohibited by Sealed Air as contemplated in the Sealed Air Settlement Agreement with respect to tax matters, including those set forth in Annex II attached hereto as Exhibit A and those set forth in paragraphs II(c)(ix), II(c)(x) and II(c)(xi) of the Sealed Air Settlement Agreement and those provisions of the Sealed Air Settlement Agreement are incorporated in the Plan as if fully set forth therein and are likewise incorporated into this Confirmation Order as if fully set forth herein;

(pp)    Each of the SA Debtors acknowledge and agree that (i) to the extent that any SA Debtor is required, pursuant to generally accepted accounting principles, to accrue a liability for asbestos which liabilities are satisfied by Cryovac, Inc. by a transfer made by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust pursuant to the Plan or the Confirmation Order and such SA Debtor is required pursuant to generally accepted accounting principles to reverse such accrual, to the extent that there is more than one methodology under generally accepted accounting principles pursuant to which the SA Debtors are allowed to reverse any such accrual, such SA Debtor shall adopt the methodology, if any, not inconsistent with the provisions of paragraphs VI(b) and VI(g) of the Sealed Air Settlement Agreement, (ii) any payment or transfer by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust shall not be treated, for financial accounting purposes, as resulting in an expense or deduction of any SA Debtor or SA Non-Debtor Affiliate and (iii) to the extent that any payment or transfer by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust results, for financial accounting purposes, in income to any SA Debtor, the SA Debtors shall treat such income as income from the cancellation of indebtedness or liabilities of the SA Debtors;

(qq)    The Debtors and Estate Parties shall take all actions required or requested by Fresenius as contemplated in the Fresenius Settlement Agreement and be prohibited from taking any actions prohibited by Fresenius as contemplated in the Fresenius Settlement Agreement with respect to tax matters, including those outlined in Article III of the Fresenius Settlement Agreement and those provisions of the Fresenius Settlement Agreement are incorporated in the Plan as if fully set forth therein and are likewise incorporated into this Confirmation Order as if fully set forth herein;

(rr)    The 1998 Tax Sharing Agreement shall be an assumed agreement of each of the SA Debtors (including Grace New York and Grace-Conn) pursuant to §365 of the Bankruptcy Code, and nothing contained in or contemplated by the Sealed Air Settlement Agreement, the Plan, or this Confirmation Order shall adversely affect the rights of the Debtors, Sealed Air Corporation or any of their respective Affiliates under the 1998 Tax Sharing Agreement;

(ss)    Upon confirmation, each of the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement and the Fresenius Settlement Order shall be in full force and effect;

(tt)    Subject to §7.7(uu) of the Plan, the duties and obligations of the Asbestos Insurance Entities under the Asbestos Insurance Policies, Asbestos Insurance Settlement Agreements, Asbestos In-Place Insurance Coverage, and Asbestos Insurance Reimbursement Agreements are not diminished, reduced or eliminated by (i) the discharge of the obligations and liabilities of the Debtors and the Reorganized Debtors for and in respect of all Asbestos PI Claims or (ii) the assumption by the Asbestos PI Trust of responsibility and liability for all Asbestos PI Claims;

(uu)    On and after the Effective Date, the Asbestos Insurance Transfer Agreement shall be a valid and binding obligation of each the parties thereto, shall be in full force and effect and shall be valid and enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy, Asbestos Insurance Settlement Agreement, Asbestos In-Place Insurance Coverage, Asbestos Insurance Reimbursement Agreement, or under applicable non-bankruptcy law;

(vv)    On and after the Effective Date, each of the Asbestos PI Deferred Payment Agreement, the Class 7A Asbestos PD Deferred Payment Agreement, the Class 7B Asbestos PD Deferred Payment Agreement, the Share Issuance Agreement, the Grace PI Guaranty, the Grace PD Guarantee Agreement for Class 7A, the Grace PD Guarantee Agreement for Class 7B, the Plan Registration Rights Agreement, the Asbestos PI/PD Inter-Creditor Agreement, the Warrant, and the Warrant Agreement shall be a valid and binding obligation of each of the parties thereto and shall be in full force and effect and enforceable in accordance with its terms;

(ww)    All Asbestos PI Claims shall be resolved by and channeled to the Asbestos PI Trust, all Asbestos PD Claims shall be resolved by and channeled to the Asbestos PD Trust, and all CDN ZAI PD Claims shall be resolved by and channeled to the CDN ZAI PD Claims Fund in the manner set forth in the CDN ZAI Minutes of Settlement;

(xx)    The Court entered a Final Order allowing claims for post-petition interest on account of the General Unsecured Claims arising from the Pre-petition Credit Facilities in amounts that are not in excess of the rates set forth in §§3.1.9(b) of the Plan, as amended through December 23, 2010, Doc. No. 25956;

(yy)    The Canadian Settlement Approval Order has been entered; and

(zz)    On and after the Effective Date, pursuant to §3.1(a) of the Asbestos PD Trust Agreement, the Class 7B Trustee (as defined in the Asbestos PD Trust Agreement) shall keep segregated the ZAI Trust Assets (as defined in the Asbestos PD Trust Agreement) from the other Asbestos PD Trust Assets at all times, and no non-US ZAI PD Claim or liability of any kind shall ever be satisfied, either voluntarily or involuntarily, with ZAI Trust Assets.

D.	CONDITIONS TO THE EFFECTIVE DATE OF THE PLAN.
Nothing in this Confirmation Order or in the Findings and Conclusions shall in any way affect the provisions of §7.8 of the Plan, which include provisions regarding (1) the conditions precedent to the Effective Date of the Plan and (2) the waiver of any such conditions. If a condition to the occurrence of the Effective Date set forth in §7.8 of the Plan cannot be satisfied, and the occurrence of such condition is not waived in writing by the parties set forth in §7.8 of the Plan, then the Plan and the Confirmation Order shall be deemed null and void. Upon the satisfaction or waiver of the conditions contained in §7.8 of the Plan and the occurrence of the Effective Date, substantial consummation of the Plan, within the meaning of §1127 of the Bankruptcy Code, is deemed to occur.

E.	EFFECTS OF CONFIRMATION.

1.    Upon entry of this Confirmation Order by the District Court, but subject to the occurrence of the Effective Date as provided in §7.8 of the Plan and Section I.D of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be binding upon all Entities, including the Debtors, the Reorganized Debtors, any and all holders of Claims, Demands or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors and any and all Entities who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein, and in the Findings and Conclusions or in the Plan and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.
2.    On the Effective Date, the Reorganized Debtors shall be vested with all of the assets and property of their former bankruptcy estates, free and clear of all Claims, liens, charges and other interests of holders of Claims except to the extent specifically provided herein, in another order of this Court, or in the Plan, and may operate their businesses free of any restrictions imposed under the Bankruptcy Code.

F.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN DOCUMENTS.
1.    The Plan, all exhibits and schedules thereto, substantially in the form as they exist at the time of the entry of this Confirmation Order, including the documents relating to the Asbestos PI Trust and the Asbestos PD Trust, and each of the other Plan Documents filed as part of the Exhibit Book are ratified and approved in all respects. All relevant parties, including the

Debtors, the Trustees of the Asbestos PI Trust and the Asbestos PD Trust, and the CCAA Representative Counsel shall be authorized, without further action by the Bankruptcy Court, to enter into and effectuate, to the extent applicable, and perform under the Plan Documents, notwithstanding that the efficacy of such documents may be subject to the occurrence of the Effective Date as contemplated by and under the Plan and/or Plan Documents.
2.    The Plan Proponents are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with §1127 of the Bankruptcy Code and §24.1.1 of the Plan. In addition, without the need for a further order or authorization of the Bankruptcy Court or further notice to any Entities, but subject to the express provisions of this Confirmation Order and §§4.1.1 and 4.1.2 of the Plan, the Plan Proponents shall be authorized and empowered to make modifications to the documents filed with the Bankruptcy Court, including exhibits and schedules to the Plan or documents forming part of the evidentiary record at the Confirmation Hearing, as well as the other Plan Documents, consistent with the terms of such documents in their reasonable business judgment as may be necessary.
3.    Nothing in this Confirmation Order, the Plan, or any other Plan Document shall allow any of the Plan Proponents to, or shall be deemed to, alter, modify, amend, or otherwise change in any way (i) the Sealed Air Settlement Agreement, except to the extent that each of Sealed Air Corporation and Cryovac, Inc. expressly consents to such alteration, modification, amendment, or change in writing in its absolute discretion or (ii) the Fresenius Settlement Agreement, except to the extent that Fresenius consents to such alteration, modification, amendment, or change in writing in its absolute discretion.

4.	The failure to reference or discuss any particular provision of the Plan in this

Confirmation Order shall have no effect on the validity, binding effect, and enforceability of such provision and such provision shall have the same validity, binding effect, and enforceability as every other provision of the Plan.

II.	CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.

A.    GENERAL BAR DATE PROVISIONS FOR ADMINISTRATIVE EXPENSE CLAIMS.

All requests for payment of an Administrative Expense Claim (other than as set forth in
§2.1.1(b)(1) of the Plan and Section II.B below) shall be filed with the Bankruptcy Court and served on the Reorganized Debtors at the addresses set forth in §11.12 of the Plan not later than ninety (90) days9 after the Effective Date unless extended by order of court. All objections to Administrative Expense Claims shall be filed and served on the requesting party within 150 days after the Effective Date (unless the objection deadline is extended by the Court upon request of the Reorganized Debtors). In the event that the Reorganized Debtors object to an Administrative Expense Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim. If no objection is timely filed to any such claim and if the Fee Auditor has no comment with respect to the claim, a Certificate of No Objection shall be filed and the Court may act thereon. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim which is paid or payable by a Debtor in the ordinary course of business.

B.	BAR DATE FOR PROFESSIONAL FEE CLAIMS.

1.    All final requests for compensation or reimbursement of the fees of any

9A separate deadline for the Fee Auditor’s fee and expense request is addressed in subsection B.

Professionals employed in the Chapter 11 Cases pursuant to §327 or §1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to §§327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors' Committee, the Equity Committee, the Asbestos Claimants' Committee, the Asbestos PI Future Claimants' Representative, the Asbestos PD Future Claimants' Representative, and the CCAA Representative Counsel (post-appointment as Special Counsel in these Chapter 11 Cases), and Claims for making a substantial contribution under §503(b)(3)(D) and/or §503(b)(4) of the Bankruptcy Code, including any requests by the CCAA Representative Counsel or their respective professionals not previously made for reimbursement of reasonable fees and expenses shall be filed and served on the Reorganized Debtors and their counsel not later than ninety (90) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than sixty (60) days after the date on which the applicable application for compensation or reimbursement was served; provided, however, that, in lieu of such sixty (60) day objection deadline, the following protocol shall apply to the fee auditor appointed in these Chapter 11 Cases (the "Fee Auditor"):

(i)if the Fee Auditor has any questions for any applicant, the Fee Auditor may communicate such questions in writing to the applicant in an initial report (the "Initial Report") within forty-five (45) days after the date on which the applicable application for compensation or reimbursement was served on the Fee Auditor;

(ii)	any applicant who receives an Initial Report and wishes to respond thereto shall respond within fifteen (15) days after the date of the Initial Report and shall serve upon the Fee Auditor via e-mail a response in an electronic format such as Microsoft Word, WordPerfect, or Excel, but not Adobe Acrobat;

(iii)within seventy-five (75) days after the date on which the applicable application for compensation or reimbursement was served on the Fee Auditor, the Fee Auditor shall file with the Court a final report (the "Final Report") with respect to each such application for compensation or reimbursement; and

(iv)within fifteen (15) days after the date of the Final Report, the subject applicant may file with the Court a response to such Final Report.
2.    The Fee Auditor shall file his administrative fee and expense request no later than 60 days after completing reviews of all other professional fee and expense applications, including reviews of revisions made in response to the Fee Auditor’s comments.
3.    Reorganized Debtors shall schedule a hearing on all administrative claims for the omnibus hearing date that is at least 35 days after the Fee Auditor’s fee and expense request is filed.

C.	BAR DATE FOR REJECTION DAMAGES CLAIMS.
On the Effective Date, each executory contract and unexpired lease listed on Exhibit 18 in the Exhibit Book shall be rejected pursuant to §365 of the Bankruptcy Code. The Debtors shall have the right until ten (10) days prior to the Effective Date to modify the list of rejected contracts included in Exhibit 18 in the Exhibit Book to add executory contracts or leases to the extent described in §9.1.3 of the Plan, including the notice provision described therein. To the extent executory, all agreements that create an obligation of the Debtors to reimburse or indemnify third parties (other than the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties) with respect to Asbestos PI Claims, Asbestos PD Claims or CDN ZAI PD Claims (other than Asbestos Insurance Policies, Asbestos Insurance Settlement Agreements,

Asbestos In-Place Insurance Coverage, Asbestos Insurance Reimbursement Agreements, the Sealed Air Settlement Agreement, the Fresenius Settlement Agreement, or the 1998 Tax Sharing Agreement to the extent any are executory) are deemed rejected by operation of this Confirmation Order, subject to the occurrence of the Effective Date, unless expressly identified and assumed pursuant to the Plan, a Plan Document, or an order of this Court.
Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by this Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan shall be filed with this Court within thirty (30) days of the later of: (i) the date of service of the Notice of Confirmation Date, or (ii) the Effective Date. Any Claims not filed within such applicable time period shall be forever barred from assertion. Except with respect to Claims arising from the rejection of an executory contract or unexpired lease that creates an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims, or CDN ZAI PD Claims, all Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 9 and shall be treated in accordance with Article 3 of the Plan. All Claims for damages arising from the rejection of an agreement that creates an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims, or CDN ZAI PD Claims shall be included in Class 6, Class 7, or Class 8, respectively, and shall be treated in accordance with Article 3 of the Plan.

III.APPROVAL OF EXECUTORY CONTRACTS, UNEXPIRED LEASES, LETTERS OF CREDIT, SURETY BONDS, COMPENSATION, INDEMNITY AND BENEFIT PROGRAMS.

A.    GENERAL APPROVAL

The executory contract, unexpired lease, letter of credit, and surety bond provisions of Article IX of the Plan are specifically approved. The compensation, indemnity and benefit programs described in Article IX of the Plan are also specifically approved.

B.	ASSUMED CONTRACTS AND LEASES AND RELATED PROCEDURES
Except for (i) executory contracts and unexpired leases that the Debtors reject prior to the Effective Date or designate (on Exhibit 18 in the Exhibit Book) as being subject to rejection in connection with the Effective Date; (ii) the TSIA which shall be terminated (except for §4.04 thereof) upon the effective date of the Fresenius Settlement Agreement; and (iii) agreements, to the extent executory, that create an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims, or CDN ZAI PD Claims (other than, to the extent they are executory, (a) all Asbestos Insurance Policies, (b) Asbestos Insurance Settlement Agreements, (c) Asbestos In-Place Insurance Coverage, and (d) Asbestos Insurance Reimbursement Agreements; the Sealed Air Settlement Agreement; the Fresenius Settlement Agreement; and the 1998 Tax Sharing Agreement), all executory contracts and unexpired leases (including, to the extent they are executory, (a) all Asbestos Insurance Policies, (b) Asbestos Insurance Settlement Agreements, (c) Asbestos In-Place Insurance Coverage, and (d) Asbestos Insurance Reimbursement Agreements; the Sealed Air Settlement Agreement; the Fresenius Settlement Agreement; the 1998 Tax Sharing Agreement; and the cost sharing agreement between the Debtors, Unifirst Corporation, and Beatrice Company, related to the Wells G&H Superfund site in Woburn, MA, dated November 16, 1990 and described at §2.8.2 of the Disclosure Statement) not previously assumed by the Debtors pursuant to §365 of the Bankruptcy Code shall be deemed to have been assumed by the Reorganized Debtors on the

Effective Date, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases as of the Effective Date.
Subject to the occurrence of the Effective Date, entry of this Confirmation Order shall constitute express approval of the assumption of the executory contracts and unexpired leases described in §9.1.1 of the Plan pursuant to §365(a) of the Bankruptcy Code and a finding by this Court that each such assumption is in the best interests of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.
Not later than twenty (20) days after entry of this Confirmation Order, the Debtors will file with this Court an exhibit (the "Cure Exhibit") setting forth those executory contracts and unexpired leases which are being assumed by the Debtors and as to which the Debtors believe that cure amounts are owing, together with the respective cure amounts due for each such executory contract or assumed lease. The Debtors shall serve the Cure Exhibit on each non-Debtor party to an executory contract or unexpired lease being assumed pursuant to the Plan, including those listed on such exhibit. If there is a dispute regarding (i) the nature or amount of any cure, (ii) the ability of a Reorganized Debtor or assignee to provide "adequate assurance of future performance" (within the meaning of §365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, cure will occur following the entry of a Final Order resolving the dispute and approving the assumption. With respect to any executory contracts or unexpired leases which are being assumed by the Debtors but as to which the Debtors contend that no cure amounts are due, such executory contracts and unexpired leases will not be included on the Cure Exhibit.
Not later than twenty (20) days after the Filing and service of the Cure Exhibit, the non-Debtor party to any executory contract or unexpired lease that the Debtors propose to assume, whether or not listed on the Cure Exhibit, may dispute the cure amount, if any, set forth by the Debtors on the Cure Exhibit pursuant to §9.1.1 of the Plan, assert that a cure amount should be owing with respect to any executory contract or unexpired lease that is being assumed, or otherwise object to the assumption of the executory contract or unexpired lease indicated in §9.1.1 of the Plan by filing a written objection with this Court and serving such objection on counsel for the Debtors.
If no objection to the cure amount or the proposed assumption is properly filed and served within twenty (20) days after the filing and service of the Cure Exhibit then (i) the proposed assumption of the executory contract or unexpired leases shall be deemed approved without further action of this Court in accordance with the Plan and this Confirmation Order, effective on the Effective Date, and (ii) the cure amount, if any, identified by the Debtors in the Cure Exhibit shall be fixed and shall be paid in full in Cash on the Effective Date or on such other terms as are agreed to by the parties to such executory contract or unexpired lease.
If an objection to the cure amount or the proposed assumption is properly filed and served within twenty (20) days after the filing and service of the Cure Exhibit, then the Debtors or Reorganized Debtors, as applicable, and the objecting party may resolve such objection by stipulation, without further action of this Court. If the parties are unable to resolve such objection, then: (i) the Debtors or Reorganized Debtors may file a reply to such objection no later than thirty (30) days after the filing and service of such objection and ask this Court to schedule a hearing on the particular objection and the related reply at an appropriate time; or (ii) the Debtors or Reorganized Debtors, as applicable, may designate the executory contract or unexpired lease underlying such objection for rejection pursuant to §9.1.3 of the Plan.

C.    ASSUMPTION OF 1998 TAX SHARING AGREEMENT AND §4.04 OF THE TAX SHARING AND INDEMNITY AGREEMENT OF 1996 (“TSIA”)
This Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of the 1998 Tax Sharing Agreement. The 1998 Tax Sharing Agreement shall be an assumed agreement of each of the SA Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. §365 and nothing contained in, or contemplated by, the Plan, this Confirmation Order, or the Sealed Air Settlement Agreement shall adversely affect the rights of the Debtors, Sealed Air Corporation or any of their respective Affiliates under the 1998 Tax Sharing Agreement.
This Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of §4.04 of the TSIA. Section 4.04 of the TSIA shall be an assumed agreement of each of the Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. §365 and nothing contained in, or contemplated by, the Plan, this Confirmation Order, or the Fresenius Settlement Agreement shall adversely affect the rights of the Debtors, Fresenius or any of their respective Affiliates under §4.04 of the TSIA.

IV.	MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

A.    ACTIONS IN FURTHERANCE OF THE PLAN.
1.    Pursuant to §§1123 and 1142 of the Bankruptcy Code, §303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the "Reorganization Effectuation Statutes"), without further action by the Bankruptcy Court or the stockholders, members, managers or board of directors of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors, as well as each of the

Chief Executive Officer, President, or any Vice President of any Debtor or Reorganized Debtor (collectively, the "Responsible Officers"), is hereby authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Plan Documents, this Confirmation Order, and the transactions contemplated thereby or hereby.
2.    To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders, members, managers, or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to §§1123(a)(5) and 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders, members, managers or directors, as the case may be, of the appropriate Debtor or Reorganized Debtor.
3.    The approvals and authorizations specifically set forth in this Confirmation Order are non-exclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan Documents or the transactions contemplated thereby or hereby. In addition to the authority to execute, deliver, and adopt, as the case may be, the contracts, instruments, releases and other agreements, including the Plan Documents, specifically granted in this Confirmation Order, each of the Debtors and the Reorganized Debtors is authorized and empowered, without further action in the Bankruptcy Court or further action or consent by its directors, managers, trustees, members or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan Documents or the transactions contemplated thereby or hereby.
4.    To the extent any approval of the Bankruptcy Court is required for any of the Plan Proponents to enter into any of the Plan Documents, or to take any actions thereunder or to consummate any of the transactions contemplated thereby, such approvals are hereby granted.

B.	DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS
1.    The appointment of the initial members of the Reorganized W. R. Grace & Co. Board of Directors, as set forth in the Second Plan Supplement Amendment on and immediately following the Effective Date, is hereby approved.
2.    The appointment of the initial members of the Board of Directors for the Debtors other than W. R. Grace & Co., as set forth in the Second Plan Supplement Amendment is hereby approved.

C.	COMPENSATION AND BENEFIT PROGRAMS
1.    The Reorganized Debtors shall continue, automatically and without further act, deed, or court order, their existing employee compensation, indemnity agreements, and benefit plans, programs, and policies, and to cure any defaults that may exist under such agreements, plans, programs, and policies, including payment of the Debtors' voluntary supplemental pension payments which were limited during the pendency of these Chapter 11 Cases, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable compensation and benefit plan, other agreement, or applicable nonbankruptcy law.

2.	The Reorganized Debtors shall have the authority to pay retiree benefits (as defined in §1114(a) of the Bankruptcy Code) and any similar health, disability, or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement, or applicable nonbankruptcy law.

D.	APPROVAL OF EXIT FACILITIES
1.    If exit facilities are required to make the Joint Plan effective, an appropriate motion shall be filed prior to the Effective Date. If exit facilities are not needed to effectuate the Joint Plan, then, without further action by this Court or the directors, managers, trustees, partners, members and stockholders of any Reorganized Debtor or further notice to any entities, each applicable Reorganized Debtor is authorized, on and after the Effective Date, to (i) execute, deliver, file, record and implement (a) one or more senior secured term loan facilities (the "Term Facility"); (b) a senior secured revolving credit facility (the "Revolving Facility," and together with the Term Facility, the "Facilities"); (c) debt securities in the form of notes issued pursuant to a registered public offering or a private placement under Rule 144A or otherwise (together with the Term Facility and the Revolving Facilities, the "Exit Facilities"), and (d) such other contracts, instruments, agreements, guaranties or other documents executed or delivered in connection with the Exit Facilities (the "Other Exit Facility Documents"), (ii) perform all of its obligations under the Term Facility and the Other Exit Facility Documents, and (iii) take all such other actions as any of the Responsible Officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the Exit Facilities and the Other Exit Facility Documents.

2.    In addition to the foregoing, each applicable Reorganized Debtor is authorized, as of the Effective Date, to grant such liens and security interests as necessary to provide security for the Exit Facilities in accordance with the Term Facility and the Other Exit Facility Documents.

E.    CREATION OF THE ASBESTOS PI TRUST, THE ASBESTOS PD TRUST, AND THE CDN ZAI PD CLAIMS FUND
1.    On the Effective Date, the Asbestos PI Trust shall be created in accordance with the terms and conditions of the Plan and the Asbestos PI Trust Agreement; on the Effective Date, the Asbestos PD Trust shall be created in accordance with the terms and conditions of the Plan and the Asbestos PD Trust Agreement; and, on the Effective Date, the CDN ZAI PD Claims Fund shall be created in accordance with the CDN ZAI Minutes of Settlement. The Asbestos PI Trust and the Trustees thereof are authorized and empowered to receive the property to be transferred to the Asbestos PI Trust pursuant to §7.2 of the Plan; and the Asbestos PD Trust and the Trustees thereof are authorized and empowered to receive the property to be transferred to the Asbestos PD Trust pursuant to §7.3 of the Plan, which includes, but is not limited to, the property that will be ultimately transferred from the Asbestos PD Trust to the CDN ZAI PD Claims Fund.
2.    Pursuant to the Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state laws governing corporations or other legal entities and §1142(b) of the Bankruptcy Code, without further action by this Court or the directors, managers, partners, members or stockholders of any Reorganized Debtor or further notice to any entities, the Reorganized Debtors are authorized and directed to execute, deliver and perform their obligations under the Asbestos PI Trust Agreement, the Asbestos PD Trust Agreement, and

the CDN ZAI Minutes of Settlement, and to execute, deliver, file, record, and implement all such other contracts, instruments, agreements, or documents and take all such other actions as any of the Responsible Officers of the Reorganized Debtors may determine are necessary, appropriate, or desirable in connection therewith. The Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures shall be substantially in the forms attached as Exhibits 2 and 4 of the Exhibit Book respectively, and the Asbestos PD Trust Agreement, the Case Management Order for Class 7A Asbestos PD Claims, the ZAI Trust Distribution Procedures, and the CDN ZAI Minutes of Settlement shall be substantially in the forms attached as Exhibit 3, 25, 33, and 34 respectively of the Exhibit Book.
3.    On the Effective Date, all right, title and interest in and to the Asbestos PI Trust Assets and any proceeds or causes of action thereunder shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PI Trust free and clear of all Claims, interests, encumbrances, and other interests of any Entity without any further action of any Entity. On the Effective Date, all right, title and interest in and to the Asbestos PD Trust Assets and any proceeds or causes of action thereunder shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PD Trust free and clear of all Claims, interests, encumbrances, and other interests of any Entity without any further action of any Entity. In addition, on the Effective Date, Grace-Conn or Parent shall, on behalf of the Reorganized Debtors and the Non-Debtor Affiliates, transfer to the Asbestos PD Trust all funds as set forth in the CDN ZAI Minutes of Settlement, which shall be free and clear of all Claims, interests, encumbrances, and other interests of any Entity without any further action of any Entity. The Asbestos PD Trust shall immediately transfer the amounts set forth in the CDN ZAI Minutes of

Settlement to the CDN ZAI PD Claims Fund to be used in the manner set forth in the CDN ZAI Minutes of Settlement.
4.    During these Chapter 11 Cases, the Bankruptcy Court has approved certain settlement agreements pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure that require the Asbestos PI Trust and/or the Asbestos PD Trust to be bound by such agreements. Accordingly, the Asbestos PI Trust and the Asbestos PD Trust shall be bound as provided in those agreements without any further action by the Court, the Asbestos PI Trust, the Asbestos PD Trust, or any other Entity.

F.    TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST

1.	Funding of the Asbestos PI Trust
The Asbestos PI Trust shall be funded in accordance with §7.2.2 of the Plan (including contribution of cash, stock, warrants, insurance rights, and contributions pursuant to the Sealed Air and Fresenius settlements) and the Asbestos PI Deferred Payment Agreement.
.    2.    Transfer of Claims and Demands to the Asbestos PI Trust
On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PI Claims shall be channeled to and assumed by the Asbestos PI Trust in accordance with §7.2.3 of the Plan.

3.	Assignment and Enforcement of Asbestos PI Trust Causes of Action
On the Effective Date, by virtue of the confirmation of the Plan, without further notice, action, or deed, the Asbestos PI Trust Causes of Action shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PI Trust, and the Asbestos PI Trust shall thereby become the estate representative pursuant to §1123(b)(3)(B) of the Bankruptcy Code with respect to the Asbestos PI Trust Causes of Action, with the exclusive right to enforce the Asbestos PI Trust Causes of Action against any Entity in accordance with §7.2.4 of the Plan.

4.	Appointment of Asbestos PI Trustees
The appointment of Harry Huge, Lewis Sifford, and Dean Trafelet as the initial Asbestos PI Trustees of the Asbestos PI Trust as set forth in the Asbestos PI Trust Agreement is approved.

5.	Creation of the Asbestos PI TAC
The Asbestos PI Trust Advisory Committee shall be established pursuant to the Asbestos PI Trust Agreement.

6.	Cooperation Agreement
On the Effective Date, the Reorganized Debtors and the Asbestos PI Trust shall enter into a cooperation agreement substantially in the form included as Exhibit 10 in the Exhibit Book.

7.	Institution and Maintenance of Legal and Other Proceedings
On and after the Effective Date, without any further action of the Court or any Entity, the Asbestos PI Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos PI Trust, including the Asbestos PI Trust Causes of Action.

8.	Appointment of Asbestos PI Future Claimants' Representative
David T. Austern shall continue to serve as the Asbestos PI Future Claimants' Representative on and after the Effective Date pursuant to §6 of the Asbestos PI Trust Agreement.

9.	Asbestos Insurance Transfer Agreement

a.On the Effective Date, the Insurance Contributors and the Asbestos PI Trust shall execute and deliver the Asbestos Insurance Transfer Agreement (substantially in the form included as Exhibit 6 in the Exhibit Book) to the Asbestos PI Trust.
b.All Asbestos Insurance Rights and all claims and causes of action asserted or to be asserted in furtherance of or in connection therewith, shall be preserved for the benefit of the Asbestos PI Trust, for prosecution either by the applicable Insurance Contributor or the Asbestos PI Trust in accordance with the Asbestos Insurance Transfer Agreement. Upon execution and delivery of the Asbestos Insurance Transfer Agreement, the Asbestos Insurance Rights shall be irrevocably transferred to and vested in the Asbestos PI Trust in accordance with the Asbestos Insurance Transfer Agreement. Asbestos Insurance Rights shall be so vested free and clear of all Encumbrances, liens, security interests, and other Claims or causes of action, except as expressly provided in §7.15 of the Plan.

G.    TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PD TRUST

1.	Funding of the Asbestos PD Trust

The Asbestos PD Trust shall be funded in accordance with §7.3.2 of the Plan.

2.	Transfer of Claims and Demands to the Asbestos PD Trust
On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PD Claims shall be channeled to and assumed by the Asbestos PD Trust in accordance with §7.3.3 of the Plan.

3.	Assignment and Enforcement of Asbestos PD Trust Causes of Action
On the Effective Date, by virtue of the confirmation of the Plan, without further notice, action, or deed, the Asbestos PD Trust Causes of Action shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PD Trust, and the Asbestos PD Trust shall thereby become the estate representative pursuant to §1123(b)(3)(B) of the Bankruptcy Code with respect to the Asbestos PD Trust Causes of Action, with the exclusive right to enforce the Asbestos PD Trust Causes of Action against any Entity.

4.	Appointment of Asbestos PD Trustees
The appointment of Richard Schiro as the initial Class 7A Trustee and Edward B. Cottingham, Jr., as the initial Class 7B Trustee of the Asbestos PD Trust are approved.10

5.	Creation of the Zonolite Attic Insulation TAC
The Zonolite Attic Insulation Trust Advisory Committee or ZTAC shall be established pursuant to the Asbestos PD Trust Agreement.

6.	Appointment of Asbestos PD Future Claimants' Representative
The Honorable Alexander M. Sanders, Jr. shall continue to serve as the Asbestos PD Future Claimants' Representative on and after the Effective Date pursuant to §6 of the Asbestos PD Trust Agreement.

H.	PROVISIONS RELATING TO SETTLED ASBESTOS INSURANCE COMPANIES
Certain Asbestos Insurance Entities have entered into settlement agreements with the Debtors, which have been approved by the Bankruptcy Court by Final Order (including the stipulation filed on July 20, 2009, at Doc. No. 22552 and approved by order entered on August 19, 2009, at Doc. No. 22857. No ruling, proceeding, or other matter in connection with the Plan or the Chapter 11 Cases will impair, affect, or modify the rights and obligations under any such settlement agreements. Certain Asbestos Insurance Entities have been identified as Settled

10The identities of these individuals are in the Plan Proponents’ Fifth Set of Plan Modifications. Doc. No. 25881.

Insurance Companies on Exhibit 5 of the Exhibit Book to the Plan and, subject to any limitations and conditions identified on Exhibit 5, are entitled to all rights, protections, and benefits provided to Settled Asbestos Insurance Companies pursuant to the Plan.
Certain other Asbestos Insurance Entities have entered into or may enter into settlement agreements with the Debtors, which are or will be pending approval by this Court, or which have been or may be approved by this Court in an order which is subject to review on an appeal or otherwise. Subject to, and conditioned on, this Court's approval of those settlement agreements, and this Court's approval order becoming a Final Order, such Asbestos Insurance Entities may be identified by the Plan Proponents as Settled Asbestos Insurance Companies on Exhibit 5 of the Exhibit Book to the Plan and, if so identified, subject to any limitations and conditions identified on Exhibit 5, will be entitled to all rights, protections, and benefits provided to Settled Asbestos Insurance Companies pursuant to the Plan.

I.	EXEMPTIONS FROM TAXATION
Pursuant to §1146 of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the confirmed Plan is not subject to tax under any law imposing a stamp tax or similar tax.
The Plan Proponents may request a determination, limited to questions of law, by a State or local governmental unit charged with responsibility for collection or determination of a tax on or measured by income, of the tax effects of the Joint Plan under §346 of the Bankruptcy Code and under the law imposing such tax. In the event of an actual controversy, the court may declare such effects after the earlier of (i) the date on which such governmental unit responds to the request or (ii) 270 days after such request.

J.	EXEMPTIONS FROM SECURITIES LAWS
The issuance and distribution of any and all of (i) the Warrants; (ii) the Parent Common Stock; and (iii) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued (or to be issued), authorized or reserved under or in connection with the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including §1145 of the Bankruptcy Code.

K.	DISTRIBUTION RECORD DATE
The Record Date for purposes of determining the holders of Allowed Claims that are entitled to distributions that are required to be made under the Plan on the Effective Date or as otherwise provided under the Plan shall be the date this Confirmation Order is entered on the docket in the Chapter 11 Cases by the clerk of this Court. As of the close of business on the Record Date, the various transfer and claims registers for each of the classes of Claims as maintained by the Debtors or their agents shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims occurring after the close of business on the Record Date. Each of the Debtors and the Reorganized Debtors shall be entitled to recognize and deal under the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable. Notwithstanding anything to the contrary set forth in the Plan or in this Confirmation Order, the Debtors, the Reorganized Debtors and/or the Disbursing Agent may take such other and additional steps as they may deem appropriate to effectuate distributions to holders of Claims.

L.	DELIVERY OF DOCUMENTS
Pursuant to §1142 of the Bankruptcy Code, all entities holding Claims against or Equity Interests in the Debtors or collateral pledged as security for any Claims against the Debtors that are treated under the Plan are directed to execute, deliver, file or record any document, and to take any action necessary, including cancelling, releasing, and discharging any liens arising under any security documents to implement, consummate, and otherwise effect the Plan and the Plan Documents in accordance with their respective terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan and the Plan Documents.

M.	ISSUANCE OF NEW INSTRUMENTS
All instruments to be issued under the Plan (including the Warrant) shall upon issuance be duly authorized and validly issued, fully paid, and non-assessable, and any conditions precedent to issuance shall be deemed satisfied.

V.	RELEASES, EXCULPATION, AND INDEMNIFICATION PROVISIONS
Each of the release, exculpation, and indemnification provisions set forth in the Plan is hereby approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date of the Plan without further action or notice by this Court, any of the parties to such releases, exculpations, and indemnifications, or any other party. This includes the provisions in Sections 7.13, 8.6, 8.8.1, 8.8.3, 8.8.6, 8.8.7, 8.8.8, 8.8.9, 8.8.10, 8.8.11, 11.8, and 11.9 of the Plan, captioned as follows:
7.13 No Successor Liability

8.6 Injunctions and Releases Related to the Sealed Air Indemnified Parties and Fresenius Indemnified Parties

8.8.1 Release of Sealed Air Indemnified Parties

8.8.3	Release of Fresenius Indemnified Parties

8.8.4	Assumption of 1998 Tax Sharing Agreement and §4.04 of the TSIA

8.8.6    Release of Avoidance Actions

8.8.7	Specific Releases by Holders of Claims or Equity Interests

8.8.8    Release by Debtors and Estate Parties. 8.8.9 Indemnification of Representatives of the Debtors and Non-Debtor Affiliates

8.8.9	Indemnification of Representatives of the Debtors and Non-Debtor Affiliates

8.8.10    Indemnification of Reorganized Debtors and Their Representatives by the Asbestos PI Trust

8.8.11    Indemnification of the Reorganized Debtors and Their Representatives by the Asbestos PD Trust

11.8    Dissolution of the Unsecured Creditors' Committee, the Asbestos PI committee, the Asbestos PD Committee and the Equity Committee, Continued Retention of the Asbestos PI Future Claimants' Representative and the Asbestos PD Future Claimants' Representative

11.9	Exculpation

VI.	DISCHARGE, INJUNCTIONS, AND RELATED MATTERS

A.    DISCHARGE OF CLAIMS

1.	Discharge of the Debtors
The rights afforded in the Plan and the treatment of all Claims, Plan Claims, and Demands shall be in exchange for and shall discharge all Claims, Plan Claims, and Demands of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or their assets, properties, or interests in property. Except as otherwise provided in the Plan, on the Effective Date, all Claims, Plan Claims, and Demands against the Debtors and the Debtors in Possession shall be discharged. The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to the Plan. All Entities shall be precluded and forever barred from asserting against the Debtors and the Reorganized Debtors, or their assets, properties, or interests in property any other or further Claims, Plan Claims, or Demands based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in the Plan.

2.	Discharge Injunction
With respect to any debts discharged by operation of law under §§524(a) and 1141 of the Bankruptcy Code, the discharge of the Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Debtors, whether or not the discharge of such debt is waived; provided, however, that the obligations of the Reorganized Debtors under the Plan and the other Plan Documents to be entered into on the Effective Date are not so discharged.

3.	Discharge of Liabilities to Holders of Asbestos PI Claims
The transfer to, vesting in, and assumption by the Asbestos PI Trust of the Asbestos PI Trust Assets as contemplated by the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PI Claims, subject to the reservations listed in §8.2.2 of the Plan. On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to all Asbestos PI Claims and shall pay Asbestos PI Claims entitled to payment in accordance with the Asbestos PI Trust Agreement and the Asbestos PI TDP.

4.	Discharge of Liabilities to Holders of Asbestos PD Claims
The transfer to, vesting in, and assumption by the Asbestos PD Trust of the Asbestos PD Trust Assets as contemplated by the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PD Claims, subject to the reservations listed in §8.3.2 of the Plan. On the Effective Date, the Asbestos PD Trust shall assume the liabilities of the Debtors with respect to all Asbestos PD Claims and shall pay Asbestos PD Claims entitled to payment in accordance with the Asbestos PD Trust Agreement and any Final Orders of the Bankruptcy Court allowing such claims.

5.	Discharge of Liabilities to Holders of CDN ZAI PD Claims
The transfer to, vesting in, and assumption by the CDN ZAI PD Claims Fund of the CDN ZAI PD Claims as contemplated by the CDN ZAI Minutes of Settlement and the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all CDN ZAI PD Claims, subject to the reservations listed in §8.3.2 of the Plan. On the Effective Date, the CDN ZAI PD Claims Fund shall assume the liabilities of the Debtors with respect to all CDN ZAI PD Claims and shall pay CDN ZAI PD Claims entitled to payment in accordance with the terms of the CDN ZAI Minutes of Settlement.

6.	Disallowed Claims
On and after the Effective Date, the Debtors, the Reorganized Debtors and their

Representatives shall be fully and finally discharged of any liability or obligation on a Disallowed Claim, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to §502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.

7.	Non-Dischargeable ERISA Liability

The Parent, W. R. Grace & Co., is a controlled group member within the meaning of 29
U.S.C. § 1301(a)(14) and may also be a contributing sponsor of one or more ongoing, defined benefit pension plans to which Title IV of the ERISA applies (the "Pension Plans"). The Debtors intend that the Reorganized Parent will continue to be the continuing sponsor of the Pension Plans. Each of the Pension Plans is a defined benefit pension plan insured by the Pension Benefit Guaranty Corporation ("PBGC") under ERISA. The Pension Plans are subject to minimum funding requirements of ERISA and §412 of the IRC. Should the Pension Plans be underfunded and should the Pension Plans terminate, the PBGC may assert claims for the underfunding, for any unpaid minimum funding contributions owed the Pension Plan, and for any unpaid premiums owed the PBGC.
Nothing contained in this Confirmation Order, the Plan, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document filed in the Chapter 11 Cases shall be construed to discharge, release, or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility to the PBGC with respect to the Pension Plans under any law, governmental policy, or regulatory provision. The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of the Plan

(including those provisions providing for exculpation, satisfaction, release, and discharge of Claims), this Confirmation Order, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document filed in the Chapter 11 Cases. Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to the Pension Plans under any law, governmental policy, or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos PI Trust or any of the Asbestos PI Trust Assets or the Asbestos PD Trust or any of the Asbestos PD Trust Assets.

B.	THE ASBESTOS PI CHANNELING INJUNCTION
In order to supplement, where necessary, the injunctive effect of the discharge provided by §§1141, 524(a), and 105 of the Bankruptcy Code and as described in Article 8 of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of this Court under §524(g) of the Bankruptcy Code, the Plan provides for the following injunction, which is hereby approved and authorized in all respects and which shall take effect on and after the Effective Date:

1.	Asbestos PI Channeling Injunction
On and after the Effective Date, the sole recourse of the Holder of an Asbestos PI Claim or a Successor Claim arising out of or based on any Asbestos PI Claim on account thereof shall be to the Asbestos PI Trust pursuant to the provisions of the Asbestos PI Channeling Injunction and the Asbestos PI TDP and such Holder shall have no right whatsoever at any time to assert its Asbestos PI Claim or Successor Claim arising out of or based on any Asbestos PI Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to the Plan) in property of the Debtors, the

Reorganized Debtors, or any other Asbestos Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos PI Channeling Injunction shall apply to all present and future Holders of Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claim, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand against any Asbestos Protected Party or any property or interest (including Distributions made pursuant to the Plan) in property of any Asbestos Protected Party for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claims other than from the Asbestos PI Trust in accordance with the Asbestos PI Channeling Injunction and pursuant to the Asbestos PI Trust Agreement and the Asbestos PI TDP, including:

(a)commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement and the Asbestos PI TDP.

2.	Reservations from Asbestos PI Channeling Injunction
Notwithstanding anything to the contrary in the foregoing provisions of Section VI(B)(1) of this Confirmation Order and §8.2.1 of the Plan, the Asbestos PI Channeling Injunction shall not enjoin:
(a)the rights of Entities to the treatment accorded them under the Plan, including the rights of Entities with Asbestos PI Claims to assert such Asbestos PI Claims in accordance with the Asbestos PI TDP;

(b)the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PI Trust solely against the Asbestos PI Trust or the Asbestos PI Trust Assets;

(c)the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to prosecute any cause of action or to assert any Claim, Demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties), including any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights;

(d)the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to receive any settlement, award, payment of cash or other property of any kind whatsoever from any Entity (but not the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties) including any Asbestos Insurance Entity in satisfaction of any Asbestos Insurance Rights; and

(e)BNSF from asserting any claim (as that term is defined in Bankruptcy Code § 101(5)) for insurance coverage as an insured or an additional insured against a Settled Asbestos Insurance Company under and only under an insurance policy (or part of a policy) that is not identified as being the subject of any Asbestos Insurance Settlement Agreement in Exhibit 5 of the Exhibit Book or is not subject to protection under the terms of the Debtors' Settlement Agreement with the Royal Parties, dated June 17, 2009 (the "Arrowood Rule 9019 Settlement Agreement"). To avoid any doubt, BNSF shall be enjoined from asserting any claim against any of the policies identified in Exhibits 2 and 3 of the Arrowood Rule 9019 Settlement Agreement.

Except as otherwise expressly provided in the Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PI Trust may have against any Entity in connection with or arising out of or based on any Asbestos PI Claim. Notwithstanding anything to the contrary in this Confirmation Order, in any provision of the Plan, or in any Plan Document (including the Asbestos PI Trust Agreement and the Asbestos PI TDP), and for the avoidance of any doubt, following the transfer to the Asbestos PI Trust of the Cryovac Payment (reduced by the total aggregate amount of transfers to the Asbestos PD Trust by or on behalf of Cryovac, Inc. as part of the Class 7A Initial Payment and the Class 7B Initial Payment), (i) no Entity shall have any right to enforce any provision of the Plan relating to the Cryovac Payment or the payment thereof against any of the Sealed Air Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Sealed Air Indemnified Parties and (ii) the sole recourse of a Holder of an Asbestos PI Claim against any of the Sealed Air Indemnified Parties or a Successor Claim arising out of or based on any Asbestos PI Claim on account thereof, shall be to the Asbestos PI Trust, and such Holder shall have no right whatsoever at any time to assert its Asbestos PI Claim or Successor Claim arising out of or based on any Asbestos PI Claim against any of the Sealed Air Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Sealed Air Indemnified Parties. Notwithstanding anything to the contrary in this Confirmation Order, in any provision of the Plan, or in any Plan Document (including the Asbestos PI Trust and the Asbestos PI TDP), and for the avoidance of any doubt, following the transfer to the Asbestos PI

Trust of the Fresenius Payment (reduced by the total aggregate amount of transfers to the Asbestos PD Trust by or on behalf of Fresenius as part of the Class 7A Initial Payment and the Class 7B Initial Payment), (i) no Entity shall have any right to enforce any provision of the Plan relating to the Fresenius Payment or the payment thereof against any of the Fresenius Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Fresenius Indemnified Parties and (ii) the sole recourse of a Holder of an Asbestos PI Claim against any of the Fresenius Indemnified Parties or a Successor Claim arising out of or based on any Asbestos PI Claim on account thereof, shall be to the Asbestos PI Trust, and such Holder shall have no right whatsoever at any time to assert its Asbestos PI Claim or Successor Claim arising out of or based on any Asbestos PI Claim against any of the Fresenius Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Fresenius Indemnified Parties.

C.	THE ASBESTOS PD CHANNELING INJUNCTION
In order to supplement, where necessary, the injunctive effect of the discharge provided by §§1141, 524(a), and 105 of the Bankruptcy Code and as described in Article 8 of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of this Court under §524(g) of the Bankruptcy Code, the Plan provides for the following injunction, which is hereby approved and authorized in all respects and which shall take effect as of the Effective Date.

1.	Asbestos PD Channeling Injunction
On and after the Effective Date, (i) the sole recourse of the Holder of an Asbestos PD Claim or a Successor Claim arising out of or based on any Asbestos PD Claim on account thereof shall be to the Asbestos PD Trust; and (ii) the sole recourse of a Holder of a CDN ZAI

PD Claim or a Successor Claim arising out of or based on any CDN ZAI PD Claim, shall be as set forth in the CDN ZAI Minutes of Settlement, pursuant to the provisions of the Asbestos PD Channeling Injunction and any Final Orders of the Bankruptcy Court allowing such claims, and such Holders shall have no right whatsoever at any time to assert their Asbestos PD Claim, Successor Claim arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claim, or Successor Claim arising out of or based on any CDN ZAI PD Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to the Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos PD Channeling Injunction shall apply to all present and future Holders of Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claims, and Successor Claims arising out of or based on any CDN ZAI PD Claims, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claims, CDN ZAI PD Claims, or Successor Claims arising out of or based on any CDN ZAI PD Claim other than from the Asbestos PD Trust in accordance with the Asbestos PD Channeling Injunction and pursuant to the Asbestos PD Trust Agreement in the case of Asbestos PD Claims or in accordance with the Asbestos PD Channeling Injunction and pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims, including:

(a)commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PD Trust, except in conformity and compliance with the Asbestos PD Trust Agreement in the case of Asbestos PD Claims, or proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims.

2.	Reservations from Asbestos PD Channeling Injunction
Notwithstanding anything to the contrary in the foregoing provisions of Section VI(C)(1) of this Confirmation Order and §8.3.1 of the Plan, the Asbestos PD Channeling Injunction shall not enjoin:

(a)the rights of Entities to the treatment accorded them under the Plan, including the rights of Entities with Asbestos PD Claims to assert such Asbestos PD Claims in accordance with the PD Settlement Agreements, the Class 7A Case Management Order or the ZAI TDP, and the rights of Entities with CDN ZAI PD Claims to assert such CDN ZAI PD Claims in accordance with the provisions set forth in the CDN ZAI Minutes of Settlement. For the avoidance of doubt, such rights shall include the rights of an Entity holding an Allowed Asbestos PD Claim under a PD Settlement Agreement to enforce the provisions of the Plan which contemplate that on the Effective Date, the Asbestos PD Initial Payment will be made to the Asbestos PD Trust in an amount sufficient to permit the Asbestos PD Trust to make all payments, in full, on account of and as required by PD Settlement Agreements as contemplated by the Plan; and

(b)the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PD Trust solely against the Asbestos PD Trust or the Asbestos PD Trust Assets.
Except as otherwise expressly provided in this Confirmation Order, the Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PD Trust may have against any Entity in connection with or arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim. Notwithstanding anything to the contrary in this Confirmation Order, in any provision of the Plan, or in any Plan Document (including the Asbestos PD Trust Agreement, the CDN ZAI Minutes of Settlement, the ZAI TDP, and the Class 7A Case Management Order), and for the avoidance of any doubt, following the transfer to the Asbestos PD Trust of Cryovac, Inc.'s share of the Asbestos PD Initial Payment by or on behalf of Cryovac, Inc., (i) no Entity shall have any right to enforce any provision of the Plan relating to the Asbestos PD Initial Payment or the payment thereof against any of the Sealed Air Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Sealed Air Indemnified Parties and (ii) the sole recourse of a Holder of an Asbestos PD Claim or CDN ZAI PD Claim against any of the Sealed Air Indemnified Parties or a Successor Claim arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim on account thereof, shall be to the Asbestos PD Trust or as set forth in the CDN ZAI Minutes of Settlement (as applicable), and such Holder shall have no right whatsoever at any time to assert its Asbestos PD Claim, CDN ZAI PD Claim, or Successor

Claim arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim against any of the Sealed Air Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Sealed Air Indemnified Parties. Notwithstanding anything to the contrary in this Confirmation Order, in any provision of the Plan, or in any Plan Document (including the Asbestos PD Trust Agreement, the CDN ZAI Minutes of Settlement, the ZAI TDP, and the Class 7A Case Management Order), and for the avoidance of any doubt, following the transfer to the Asbestos PD Trust of Fresenius' share of the Asbestos PD Initial Payment by or on behalf of Fresenius, (i) no Entity shall have any right to enforce any provision of the Plan relating to the Asbestos PD Initial Payment or the payment thereof against any of the Fresenius Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Fresenius Indemnified Parties and (ii) the sole recourse of a Holder of an Asbestos PD Claim or CDN ZAI PD Claim against any of the Fresenius Indemnified Parties or a Successor Claim arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim on account thereof, shall be to the Asbestos PD Trust or as set forth in the CDN ZAI Minutes of Settlement (as applicable), and such Holder shall have no right whatsoever at any time to assert its Asbestos PD Claim, CDN ZAI PD Claim, or Successor Claim arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim against any of the Fresenius Indemnified Parties or any property or interest (including any Distributions made pursuant to the Plan) in property of any of the Fresenius Indemnified Parties.

D.	ASBESTOS INSURANCE ENTITY INJUNCTION

Pursuant to the exercise of the equitable jurisdiction and power of the Court under
§105(a) of the Bankruptcy Code, the Plan provides for the following injunction, which is hereby approved and authorized in all respects and which shall take effect as of the Effective Date:

1.	Asbestos Insurance Entity Injunction -- Injunction for the Benefit of the Asbestos PI Trust
(a)All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any claim or cause of action against any Asbestos Insurance Entity, based upon, or arising out of, any Asbestos PI Claim against the Debtors or any Asbestos Insurance Rights, whenever and wherever arisen or asserted (including all claims in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity, or admiralty) shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any such claim or cause of action, including:

(i)commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding in any forum) against or affecting any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(ii)enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(iii)creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(iv)setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity; and

(v)	proceeding in any other manner with regard to any matter that is subject to resolution by the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement and the Asbestos PI TDP.
(b)The Asbestos PI Trust shall have the sole and exclusive authority at any time to terminate, reduce or limit the scope of, the Asbestos Insurance Entity Injunction issued pursuant to §8.4.1.1 of the Plan as it may apply to any Asbestos Insurance Entity upon express written notice to that Asbestos Insurance Entity; and
(c)The Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Entity, and no Asbestos Insurance Entity is or may become a third-party beneficiary of the Asbestos Insurance Entity Injunction.

2.	Reservations from the Injunction for the Benefit of the Asbestos PI Trust
Notwithstanding anything to the contrary in the foregoing provisions of Section VI(D)(1) of this Confirmation Order and §8.4.1.1 of the Plan, the Asbestos Insurance Entity Injunction shall not enjoin:
(a)the rights of any Entity to the treatment accorded it under the Plan;

(b)the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to prosecute any cause of action or to assert any claim, demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights for the Asbestos PI Trust's benefit; and

(c)the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to receive any settlement, award, payment of Cash or other property of any kind whatsoever from any Entity (but not the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, in satisfaction of any Asbestos Insurance Rights that the Asbestos PI Trust or any of the Insurance Contributors may have against any of the foregoing.

3.	Reservations from the Injunction for the Benefit of BNSF
Notwithstanding anything to the contrary in the foregoing provisions of Section VI(D)(1) of this Confirmation Order and §8.4.1.1 of the Plan, the Asbestos Insurance Entity Injunction shall not enjoin:

(a)BNSF from asserting any claim (as that term is defined in Bankruptcy Code § 101(5)) for insurance coverage as an insured or an additional insured against any Asbestos Insurance Entity that is not identified on Exhibit 5 of the Exhibit Book; and

(b)BNSF from asserting any claim (as that term is defined in Bankruptcy Code § 101(5)) for insurance coverage as an insured or an additional insured against a Settled Asbestos Insurance Company under and only under an insurance policy (or part of a policy) that is not identified as being the subject of an Asbestos Insurance Settlement Agreement in Exhibit 5 of the Exhibit Book; provided, however, that in all events, BNSF shall be enjoined from asserting any claim against any Entity or policy entitled to protection under the terms of the Arrowood Rule 9019 Settlement Agreement (as defined in §8.2.2(e) of the Plan), including any of the policies identified in Exhibits 2 and 3 to the Arrowood Rule 9019 Settlement.

4.	Reservations from the Injunction Regarding Insurer Contribution Claims
Notwithstanding anything to the contrary in the foregoing provisions of Section VI(D)(1) of this Confirmation Order and §8.4.1.1 of the Plan, the Asbestos Insurance Entity Injunction shall not enjoin an insurer from asserting any claim for contribution against any other insurer that is not a Settled Asbestos Insurance Company.

E.	SUCCESSOR CLAIMS INJUNCTION
Pursuant to the exercise of the equitable jurisdiction and power of the Court under
§105(a) of the Bankruptcy Code, the Plan provides for the following injunction, which is hereby approved and authorized in all respects and which shall take effect as of the Effective Date:

1.	Injunction

All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any Successor Claim (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim, or CDN ZAI PD Claim) against any Asbestos Protected Party shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any demand for the purpose of directly or indirectly claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any such Successor Claim, including:

(a)commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)proceeding in any other manner with regard to any Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or Fresenius Transaction (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim, or CDN ZAI PD Claim).

2.	Reservations from the Injunction for the Benefit of Holders of Grace-
Related Claims

(a)Any Holder of a GR Claim (as that term is defined in

§8.5.2 of the Plan and subject to the limitations involving Seaton and OneBeacon as set forth in §8.5.2 of the Plan) who has not, on or before the Effective Date, filed a proof of claim against the Debtors with respect to the same claim(s) as are contemplated by such GR Claim, may file a GR Proof of Claim (as that term is defined in §8.5.2 of the Plan and subject to the limitations involving Seaton and OneBeacon as set forth in §8.5.2 of the Plan) asserting such GR Claim against the Debtors on or before the sixtieth day subsequent to the Effective Date (the "GR Claims Bar Date");

(b)The Reorganized Debtors, from and after the Effective Date, shall assume all liability of Fresenius, and be entitled to assert and have the benefit of all defenses of Fresenius, with respect to all GR Claims timely filed by the GR Claims Bar Date; and

(c)For the avoidance of doubt, the Successor Claims Injunction shall not apply to Asbestos PI Claims and Asbestos PD Claims, which respectively shall be subject to the Asbestos PI Channeling Injunction and the Asbestos PD Channeling Injunction.

(d)Nothing in this Confirmation Order or §8.5.2 of the Plan shall be construed to limit the scope or effect of the injunction afforded to the Fresenius Indemnified Parties or any of the other Asbestos Protected Parties pursuant to
§8.5.1 of the Plan or any of the other injunctions, releases, indemnifications, or protections afforded to the Fresenius Indemnified Parties or any of the other Asbestos Protected Parties under the Plan.

3.	Reservations from the Injunction for the Benefit of OneBeacon and CNA

(a)Notwithstanding anything to the contrary contained in this Confirmation Order or §8.5.1 of the Plan, and without limiting any defense, counterclaim, or other right of any of the Sealed Air Indemnified Parties or the application of any other provision of the Plan (including each of the injunctions and releases in the Plan), the Successor Claims Injunction shall not apply to any direct contractual indemnification obligation that any Sealed Air Indemnified Party may have to OneBeacon based upon or arising under the 1996 CU Agreement with respect to "Hatco-Related Environmental Claims" (as defined in the 1996 CU Agreement) asserted against the policies covered by that agreement.

(b)Notwithstanding anything to the contrary contained in this Confirmation Order or §8.5.1 of the Plan, and without limiting any other defense, counterclaim, or other right of any of the Sealed Air Indemnified Parties or the application of any other provision of the Plan (including each of the other injunctions and releases in the Plan), the Successor Claims Injunction shall not apply to any contractual indemnification and hold harmless obligations for which the Sealed Air Indemnified Parties are directly obligated to CNA and that arise directly under (or are directly based on) the CNA/Old Grace Delaware 5/30/97 Settlement Agreement except to the extent that any such obligation is, gives rise to, is based on, arises out of, or otherwise relates to any Asbestos Claim. For the avoidance of doubt, CNA’S claims against the Sealed Air Indemnified Parties under or based on any of the CNA/Old Grace Delaware Settlement Agreements that are Asbestos PI Claims or Asbestos PD Claims shall be subject to the Asbestos PI Channeling Injunction or the Asbestos PD Injunction and shall be treated as Class 6 Claims or Class 7A Claims under the Plan.

F.    INJUNCTIONS AND RELEASES RELATED TO THE SEALED AIR INDEMNIFIED PARTIES AND FRESENIUS INDEMNIFIED PARTIES
As required by the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement, and the Fresenius Settlement Order, the injunctions, releases, and indemnifications outlined in the Plan, including the Asbestos PI Channeling Injunction and Asbestos PD Channeling Injunction provided under §524(g) of the Bankruptcy Code and the Successor Claims Injunction provided under §105(a) of the Bankruptcy Code, are hereby approved in all respects, incorporated herein in their entirety, and are so ordered and shall be immediately effective upon the Effective Date of the Plan without further action or notice by this Court or any other party. Such injunctions, releases, and indemnifications shall absolutely and unequivocally extend to and protect the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties. For the avoidance of doubt, the releases, injunctions, and indemnifications as provided in the Plan are valid and enforceable against each Asbestos Insurance Entity, and §7.15 of the Plan is not intended, nor shall it be construed, to limit the protections afforded to the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties by this Confirmation Order or the Plan or to allow the Asbestos Insurance Entities to undertake any action against any of the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties that is contrary to this

Confirmation Order or the Plan.

G.	INJUNCTIONS AS RELATED TO KANEB
Neither the Successor Claims Injunction nor the Asbestos Insurance Entity Injunction nor any other provision in the Plan bars Kaneb Pipe Line Operating Partnership, L.P. (now known as NuStar Pipeline Operating Partnership L.P.) or Support Terminal Services, Inc. (now known as NuStar Terminal Services, Inc.) (collectively, "Kaneb") from pursuing claims against any Asbestos Insurance Entities pursuant to the premises/operations coverage of the Asbestos Insurance Policies issued by Settled Asbestos Insurance Companies listed on Exhibit 5 of the Exhibit Book of the Plan with respect to alleged liability of Kaneb in connection with claims that are not Asbestos PI Claims or Asbestos PD Claims as those terms are defined in the Plan, to the extent that Kaneb owns property rights in such Asbestos Insurance Policies. For the avoidance of doubt: (1) nothing in the Plan or in sub-clause (2) of this paragraph shall permit Kaneb to pursue Asbestos Claims as that term is defined in the Plan, and (2) the environmental claims asserted by Kaneb against certain Asbestos Insurance Entities with respect to the Otis Pipeline site (relating to alleged jet fuel releases from the pipeline which previously served Otis Air Force Base on the Massachusetts Military Reservation in Sandwich, MA but not relating to asbestos, as described in the Motion for Relief from Stay (Doc. No. 20538 and Conf. Hrg. Ex. OS-40)) and the Macon Pipeline site (relating to alleged jet fuel releases from the pipeline in Macon, GA serving Warner Robins Air Force Base but not relating to asbestos, as described in the Motion for Relief from Stay (Doc. No. 20846 and Conf. Hrg. Ex. OS-41)) are recognized not to be enjoined by either the Asbestos PI Channeling Injunction or the Asbestos PD Channeling Injunction; provided, however, that the SA Debtors and Reorganized Debtors shall, at their sole expense, jointly and severally defend, indemnify, and hold harmless the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties from and against any and all SA Claims, SA Debts, and SA Damages that may be asserted against such parties relating (whether directly or indirectly, in whole or in part) to the claims described in sub-clause (2).

H.	TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY

1.	Injunctions and/or Automatic Stays in Existence Immediately prior to Confirmation
All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to §§105 or 362 of the Bankruptcy Code, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in the Plan become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after the Confirmation Date, the Reorganized Debtors or the Plan Proponents, acting together, may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the Effective Date.

2.	Injunctions Provided for in the Plan
Each of the injunctions provided for in the Plan and described above in this Confirmation Order shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by the Plan. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

VII.	ISSUES RELATED TO PLAN AND OBJECTIONS TO CONFIRMATION.

A.	RESOLUTION OF ISSUES RELATED TO PLAN OBJECTIONS
Based upon the record of the Chapter 11 Cases, the Bankruptcy Court hereby determines that certain of the objections to Confirmation have been resolved by separate agreement and/or orders from this Court. Those include:
1.Order Authorizing Debtors' Entry Into Settlement Agreements to Resolve Pending ERISA Litigation, dated 5/26/09 (Doc. No. 21860) (releasing all pending claims and resolving all objections);
2.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Authorizing and Approving the Debtors Entering Into the Settlement Agreement With the Royal Parties and Denying Libby Claimants' Motion to Defer Consideration and Compel Discovery, dated 8/19/09 (Doc. No. 22859) (resolving all objections once Order becomes a Final Order -- Order currently on appeal);
3.Order Approving Stipulation and Order With Respect to (1) Liability Insurance Policies Issued by General Insurance Company of America and (2) 1994 Settlement Agreement Between W. R. Grace & Co. and General Insurance Company of America, dated 8/19/09 (Doc. No. 22857) (resolving all objections);
4.Order Approving Amended and Restated Settlement Agreement and Mutual Release with Lloyd's Underwriters, dated 8/19/09 (Doc. No. 22856) (resolving all objections);
5.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving Amended and Restated Asbestos Settlement Agreement with Allstate Insurance Company, dated 9/9/09

(Doc. No. 23205) (resolving all objections);
6.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving Settlement Agreement By and Between W. R. Grace & Co., et al. and The Scotts Company LLC, dated 9/9/09 (Doc. No. 23203) (resolving all objections);
7.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving Amended and Restated Settlement Agreement with Certain London Market Insurance Companies, dated 9/9/09 (Doc. No. 23204) (resolving all objections);
8.Order Approving Stipulation Regarding Treatment of Certain Claims of the St. Paul Companies, Inc., Travelers Casualty and Surety Company of America and Certain of Their Affiliates and Subsidiaries Under the Plan, dated 9/9/09 (Doc. No. 23202) (resolving all objections);
9.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Amended Settlement Agreement and Mutual Release with the Chartis Insurance Companies, dated 10/13/09 (Doc. No. 23484) (resolving all objections of Certain AIU/AIG Insurers);
10.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Agreement Amending and Restating the Asbestos Settlement Agreement with the Aetna Casualty and Surety Company, dated 10/13/09 (Doc. No. 23485) (resolving all objections);

11.	Order Pursuant to §§105, 363, 1007 and 1108 of the Bankruptcy Code and Rules

2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Settlement Agreement Between W. R. Grace & Co. and the Allianz Companies, dated 12/11/09 (Doc. No. 23995) (resolving all objections);
12.Order Pursuant to §§105, 363, 1007 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving Settlement Agreement By and Between W. R. Grace & Co. and the Edwards Plaintiffs, dated 12/17/09 (Doc. No. 24019) (resolving all objections);
13.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Settlement Agreement Between W. R. Grace & Co. and Zurich, dated 12/17/09 (Doc. No. 24018) (resolving all objections);
14.Stipulation between the Plan Proponents and Insurers, dated 2/5/10 (Doc. No. 24250) (regarding §502(e) of the Bankruptcy Code);
15.Amended Stipulation Concerning Kaneb Pipe Line Operating Partnership, L.P. and Support Terminal Services, Inc.'s Objections to Confirmation of Plan of Reorganization, dated 2/12/10 (Doc. No. 24283) (resolving all objections);
16.Stipulation Among the Plan Proponents, OneBeacon America Insurance Company and Seaton Insurance Company, dated 2/15/10 (Doc. No. 24294) (resolving all objections);
17.Order Approving Stipulation and Agreed Order Resolving Neutrality Objections to First Amended Joint Plan of Reorganization, dated 2/16/10 (Doc. No. 24297) (resolving insurer neutrality objections). This stipulation shall be binding upon the Parties (as defined therein) and their respective successors and assigns, upon the Asbestos PI Trust once it is established pursuant to the Plan and as described in Section IV.E.4 above, and upon all Asbestos PI Trustees;
18.Stipulation Among the Plan Proponents and Morgan Stanley Senior Funding, Inc. Regarding Rate of Post-Petition Interest for Claims of Morgan Stanley Senior Funding, Inc. as Assignee of Certain Claims of Bank of America, N.A. Under the Joint Plan, dated 2/24/10 (Doc. No. 24347) (resolving all objections);
19.Stipulation Among the Plan Proponents and CNA Regarding Certain Actions Against Sealed Air, dated 3/19/10 (Doc. No. 24479) (resolving Sealed Air Release and Injunction Objections);
20.Order Approving Stipulation Regarding Classification, Allowance and Payment of Claim No. 9553 of Longacre Master Fund, Ltd. and Longacre Capital Partners (QP), L.P. and Withdrawing Plan Objections, dated 4/7/10 (Doc. No. 24583) (resolving all objections);
21.Order Approving Stipulation Regarding Classification, Allowance and Payment of Claim No. 18508 of National Union Fire Insurance Company of Pittsburgh, PA and Withdrawing Plan Objections, dated 4/7/10 (Doc. No. 24584) (resolving all objections); and
22.Order Pursuant to §§105, 363, 1107, and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Amended and Restated Asbestos Bodily Injury Settlement Agreement Between W. R. Grace & Co. and TIG Insurance Company, dated 9/1/10 (Doc. No. 25309) (resolving all objections);
23.Order Pursuant to §§105, 363, 1107, and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving the

Settlement Agreement Between W. R. Grace & Co. and the Hartford Parties, dated 10/13/10 (Doc. No. 25578);
24.Order Pursuant to §§105, 363, 1107, and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Settlement Agreement Between W. R. Grace & Co. and Federal Insurance Company, dated 11/3/10 (Doc. No. 25691); and
25.Certain other parties agreed that their Plan Objections were resolved as a result of the Modifications or through negotiations with the Plan Proponents. These include: (A) BNSF (withdrawn all objections except those remaining on the Chart of Confirmation Requirements and Objections); (B) Michigan Department of Treasury (resolved all objections); (C) the Texas Comptroller (resolved all objections); and (D) the United States Trustee (resolved all objections).
26.Order Approving Stipulation Regarding Classification, Allowance and Payment of Claim No. 9553 of Longacre Master Fund, Ltd. and Longacre Capital Partners (QP), L.P. and Withdrawing Plan Objections, dated 4/710 (Doc. No. 24583;
27.Order Approving Stipulation Regarding Classification, Allowance and Payment of Claim No. 18508 of National Union Fire Insurance Company of Pittsburgh, PA and Withdrawing Plan Objections, dated 4/7/10 (Doc. No. 24584);
28.Order Approving the Settlement Agreement Between W.R. Grace & Co. and Employers Mutual Casualty Company and the MMO Parties, dated 4/27/10 (Doc. No. 24676);
29.Order (CORRECTED) Order Pursuant to §§105,363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Settlement Agreement Between W.R. Grace & Co. and Employers

Mutual Casualty Company and the MMO Parties, dated 5/12/10 (Doc. No. 24754);
30.Order Approving the Settlement Agreement Between W.R. Grace & Co. and North Star Reinsurance Corporation, dated 6/2/10 (Doc. No. 24879)
31.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Amended and Restated Settlement Agreement Between W.R. Grace & Co. and Harper Insurance Ltd., dated 6/30/10 (Doc. No. 25010);
32.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Amended and Restated asbestos settlement agreement Between W.R. Grace & Co. and Munich Reinsurance America, Inc., dated 7/1/10 (Doc. No. 25022);
33.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the Amended and Restated asbestos settlement agreement Between W.R. Grace & Co. and Munich Reinsurance America, Inc., dated 8/3/10 (Doc. No. 25156);
34.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of Federal Rules of Bankruptcy Procedure Approving the Amended and Restated Asbestos Settlement Agreement Between W.R. Grace & Co. and HDI-Gerling Industrie Versicherung AG. Granting Motion to Approve Compromise under Rule 9019, dated 9/1/10 (Doc. No. 25307);
35.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure Approving the

Amended and Restated Asbestos Bodily Injury Settlement Agreement Between W.R. Grace & Co. and TIG Insurance Company, dated 9/1/10 (Doc. No. 25308);
36.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Fed.R.Bankr.P. Approving the Settlement Agreement Between
W.R. Grace & Co. and Federal Insurance Company, dated 11/3/10 (Doc. No. 25691);
37.Order Pursuant to §§ 2002, 6004, 9014 and 9019 of the Fed.R.Bankr.P. Approving the Settlement Agreement Between W.R. Grace & Co. and the Hartford Parties, dated 10/13/10 (Doc. No. 25578);
38.Order Pursuant to §§105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014, and 9019 of the Fed.R.Bankr.P. Approving the Settlement Agreement Between W.R. Grace & Co. and Associated International Insurance Company, dated 12/8/10 (Doc. No. 25882);
39.Order Approving the Settlement Agreement Between W.R. Grace & Co. and Swiss Reinsurance Company and European Reinsurance Company of Zurich, dated 1/6/11 (Doc. No. 26034); and
40.Order Approving Settlement Agreement between W.R. Grace & Co. and the CNA Companies, dated 1/22/11 (Doc. No. 26106).

B.	OVERRULING OF CERTAIN OBJECTIONS TO CONFIRMATION.
All objections not otherwise addressed herein or previously withdrawn are hereby overruled for the reasons set forth on the record at the Confirmation Hearing and in the Memorandum Opinion Regarding Objections and Supplemental Findings and Conclusions.

VIII.	COMMITTEES AND FUTURE CLAIMANTS' REPRESENTATIVES.

In accordance with §11.8 of the Plan, on the Effective Date, except as set forth below, the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors' Committee, and the Equity Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved. After the Effective Date, the rights, duties, and responsibilities of the Asbestos PI Future Claimants' Representative shall be as set forth in the Asbestos PI Trust Agreement, and the rights, duties, and responsibilities of the Asbestos PD Future Claimants' Representative shall be as set forth in the Asbestos PD Trust Agreement.
Notwithstanding the foregoing, if the Effective Date occurs prior to the entry of a Final Order with respect to final fee applications of Professionals retained by order of the Bankruptcy Court during the Chapter 11 Cases, the Unsecured Creditors' Committee, the Asbestos PI Committee, the Asbestos PD Committee, and the Equity Committee may, at their option, continue to serve until a Final Order is entered with respect to such proceedings. Further, after the Effective Date, the Unsecured Creditors' Committee, the Asbestos PI Committee, the Equity Committee, the Asbestos PI Future Claimants' Representative, and the Asbestos PD Future Claimants' Representative shall continue in existence and have standing and capacity to (i) object to any proposed modification of the Plan, (ii) object to or defend the Administrative Expense Claims of Professionals employed by or on behalf of the Debtors or their estates, (iii) participate in any appeals of the Confirmation Order (if applicable), (iv) prepare and prosecute applications for the payment of fees and reimbursement of expenses, and (v) continue any adversary proceeding (but not the Sealed Air Action or the Fresenius Action, each of which shall be dismissed with prejudice as a condition to the Effective Date), claim objection, appeal, or other proceeding that was in progress prior to the Effective Date. Nothing in section (v) of the foregoing sentence shall be deemed to confer standing and capacity on the Unsecured Creditors' Committee, the Asbestos PI Committee, the Equity Committee, the Asbestos PI Future Claimants' Representative, or the Asbestos PD Future Claimants' Representative to provide services or take action in connection with an adversary proceeding, claim objection, appeal or other proceeding that was in progress prior to the Effective Date where such services are for the benefit of an individual creditor or creditors and do not serve the direct interests of the creditor or equity interest class which such Entity is appointed to represent. The Reorganized Debtors shall pay the reasonable fees and expenses incurred by the Unsecured Creditors' Committee, the Asbestos PI Committee, Equity Committee, the Asbestos PI Future Claimants' Representative, and the Asbestos PD Future Claimants' Representative relating to any post-Effective Date activities authorized hereunder without further order of the Bankruptcy Court. Nothing contained herein or in §11.8 of the Plan shall purport to limit or otherwise affect the rights of the United States Trustee under § 502 of the Bankruptcy Code or otherwise to object to Claims or requests for allowances of Administrative Expense Claims.

IX.RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT.
Pursuant to §§105(a), 524(a), 1141(d), and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (i) arising under the Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or the Plan, or (iii) that relates to the matters set forth in Article 10 of the Plan, provided that the District Court shall retain jurisdiction for such matters to which the automatic reference to the Bankruptcy Court has been withdrawn or to the extent required by law.
Nothing in the Plan, or any other orders, including this Confirmation Order, shall, or shall be deemed to, affect (1) the procedures established pursuant to the Asbestos PI Trust Agreement, the Asbestos PI TDP, the Asbestos PD Trust Agreement, the Case Management Order for Class 7A Asbestos PD Claims, the ZAI Trust Distribution Procedures, and the CDN ZAI Minutes of Settlement for resolving Asbestos PI Claims, Asbestos PD Claims, and CDN ZAI PD Claims; and (2) the forum in which such resolution will be determined, which shall be governed exclusively by and in accordance with the Asbestos PI TDP, the Asbestos PD Trust Agreement, the Case Management Order for Class 7A Asbestos PD Claims, the ZAI Trust Distribution Procedures, and the CDN ZAI Minutes of Settlement.

X.	NOTICE OF ENTRY OF CONFIRMATION ORDER.
A.    Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve, within ten (10) days after the occurrence of the Effective Date, a notice of the entry of this Confirmation Order, which shall include notice of the bar dates established by the Plan and this Confirmation Order, the issuance of the injunctions pursuant to the Plan, and notice of the Effective Date, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, including the various counsel to holders of Asbestos PI Claims, the CCAA Representative Counsel on behalf of holders of Class 8 CDN ZAI PD Claims, the class representative counsel for the holders of Class 7B Asbestos PD Claims, and counsel for holders of Class 7A Asbestos PD Claims; provided, however, that the Debtors or the Reorganized Debtors are directed to serve the Confirmation Notice directly on those holders of Asbestos PI Claims, Class 7A Asbestos PD Claims, Class 7B Asbestos PD Claims, and Class 8 CDN ZAI PD Claims that received Solicitation Packages directly from the Debtors pursuant to the terms of the Solicitation Procedures Order.
B.    As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors' website.
C.    No later than twenty (20) business days after the Effective Date, the Reorganized Debtors are directed to publish the version of the Confirmation Notice attached hereto as Exhibit C once in the national editions of The Wall Street Journal, The New York Times, and the USA Today. The Reorganized Debtors are authorized to pay all fees associated with the publication program described in this paragraph to Miller Legal Services, which will coordinate publication of the Confirmation Notice for the Reorganized Debtors.
D.    All fees payable pursuant to §1930 of title 28 of the United States Code, as determined by the Bankruptcy Court, shall be paid on the Effective Date or within 30 days after the U.S. Trustee notifies Debtors of the fees due. All post-confirmation and post-Effective Date fees that are due and payable shall be paid by the Reorganized Debtors until the Chapter 11 Cases are closed pursuant to §350 of the Bankruptcy Code.

XI.	CANADIAN ORDER
This Court respectfully requests that the Canadian Court enter an Order within Grace Canada's proceedings (Court File Number 01-CL-4081) and pursuant to §18.6 of the Companies' Creditors Act recognizing this Confirmation Order and specifically providing for, inter alia, the approval of the Plan and granting the Asbestos PI Channeling Injunction, the Asbestos PD

Channeling Injunction, the Successor Claims Injunction, and all of the Plan releases with respect to the Debtors and the other Asbestos Protected Parties, including the Canadian Entities, and declaring that this Confirmation Order be effective in Canada in accordance with its terms. \
Wherefore the court respectfully recommends that the United States District Court for the District of Delaware approve these Recommended Findings of Fact and Conclusions of Law and Memorandum Opinion Regarding Objections and Recommended Supplemental Findings of Fact and Conclusions of Law. We further recommend that the District Court confirm the Joint Plan and issue the §524(g) injunction.
THIS ORDER IS HEREBY DECLARED TO BE IN RECORDABLE FORMAT AND SHALL BE ACCEPTED BY ANY RECORDING OFFICER FOR FILING AND RECORDING PURPOSES WITHOUT FURTHER OR ADDITIONAL
ORDERS, CERTIFICATIONS OR OTHER SUPPORTING DOCUMENTS.
Dated: Jan 31, 2011    /s/ Judith K. Fitzgerald

Judith K. Fitzgerald
United States Bankruptcy Judge

EXHIBIT A

Annex I

Pursuant to Section 7.7(nn) of the Plan, and not by way of limitation of the Sealed Air Settlement Agreement, each of the SA Debtors and the SA Non-Debtors Affiliates shall:

a.use its best efforts to cause each of the Asbestos PI Trust and the Asbestos PD Trust (each, for purposes of this Annex I, a "Trust" and, collectively, the "Trusts") to qualify, and to maintain its status, as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement), provided, however, that nothing herein shall in any way be construed as a representation, warranty, or covenant concerning the treatment for federal income tax purposes of the transfer by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order,

b.use its best efforts to cause the constitutive document(s) (including the Asbestos PI Trust Agreement and the Asbestos PD Trust Agreement), or any amendments thereto, of each of the Asbestos PI Trust and the Asbestos PD Trust to contain provisions, reasonably satisfactory to Cryovac, Inc., qualifying and maintaining its status as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement) and providing that Cryovac, Inc. or its designee shall be a Transferor (as defined in the Sealed Air Settlement Agreement) to each Trust,

c.promptly provide to Cryovac, Inc. all Material Drafts (as defined in the Sealed Air Settlement Agreement), or any amendments thereto, of each Asbestos PI Trust Agreement, Asbestos PD Trust Agreement and each Trust Document (as defined in the Sealed Air Settlement Agreement) (but excluding or redacting the Asbestos PI TDP and ZAI TDP), provided, however, that Cryovac, Inc. shall keep any such Material Draft (as defined in the Sealed Air Settlement Agreement), or any amendments thereto, confidential and shall disclose any such Material Draft (as defined in the Sealed Air Settlement Agreement), or any amendments thereto, only to Sealed Air Corporation, and officers, employees, and advisors of Cryovac, Inc., Sealed Air Corporation, or its Affiliates, and only after such Entity agrees to keep such Material Draft (as defined in the Sealed Air Settlement Agreement), or any amendments thereto, confidential but may disclose to any and all Entities, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by the Sealed Air Settlement Agreement,

d.incorporate promptly if it is the party drafting such document, or if otherwise, urge the party drafting such document promptly to incorporate, into any such document, or any amendments thereto, each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and (xi), paragraph VI(g), clauses (i)(A) through (C) of paragraph VI(c) of the Sealed Air Settlement Agreement and clauses o. and p. and sub-clauses h(1) through (3) of this Annex I, as the case may be, that are reasonably requested by Cryovac, Inc.,

e.take all Defined Actions (as defined in the Sealed Air Settlement Agreement) required to be taken pursuant to, or that are reasonably requested by Sealed Air Corporation and consistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement and clauses o. and p. of this Annex I, as the case may be, provided, however, that it shall not be required to take a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause e. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph IV(f) of the Sealed Air Settlement Agreement or clause n. of this Annex I, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to paragraph VI(b) of the Sealed Air Settlement Agreement or clauses e., f., and g. of this Annex I, as the case may be (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

f.be prohibited from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) prohibited from being taken pursuant to, or that is inconsistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement and clauses o. and p. of this Annex I, provided, however, that it shall not be prohibited from taking a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause f. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement or clause n. of this Annex I, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to paragraph VI(b) of the Sealed Air Settlement Agreement or clauses e., f. and g. of this Annex I, as the case may be, (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

g.use its best efforts not to make any statement in a court document filed in the SA Debtors' Chapter 11 Cases or in any oral statement to the court in the SA Debtors' Chapter 11 Cases that is prohibited by, or inconsistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement or clauses o. and p. of this Annex I, as the case may be, provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this paragraph g. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement or clause n. of this Annex I Agreement, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this sentence, (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

h.promptly notify Cryovac, Inc. and Sealed Air Corporation upon receipt by any of them or any of their Affiliates of any notice of any pending or threatened audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement) involving any of them or any of their Affiliates from any Tax authority or any other Entity challenging (1) the qualification of the Asbestos PI Trust or the Asbestos PD Trust as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement), (2) the qualification of Cryovac, Inc. as a Transferor (as defined in the Sealed Air Settlement Agreement) to the Asbestos PI Trust or the Asbestos PD Trust, (3) the transfer by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan or the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan or the Confirmation Order as a direct payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc. (for purposes of this Annex I, any such audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement), for purposes of this Annex I a "Tax Claim"),

i.permit, and cause their respective Affiliates to permit, Cryovac, Inc. and Sealed Air Corporation to participate at their expense in the defense or prosecution of any Tax Claim (including to participate in all discussions with the Tax authorities regarding any Tax Claim and to be allowed to provide affirmative suggestions or comments with respect to any written submissions or communications to the Tax authorities regarding any Tax Claims, which comments and suggestions shall be incorporated into such written submissions or communications with the consent of the SA Debtors, such consent not to be unreasonably withheld),

j.consult with Cryovac, Inc. and Sealed Air Corporation in connection with the defense or prosecution of any Tax Claim and provide such cooperation and information as Cryovac, Inc. and Sealed Air Corporation shall reasonably request with respect to any Tax Claim,

k.agree to use its best efforts to attempt to sever any Tax Claim from other issues raised in any audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement) and shall instruct their, and their Affiliates', respective Chief Executive Officer, Chief Financial Officer, and Director of Taxes to deliver, and shall cause each of their Affiliates, to deliver to Cryovac, Inc. and Sealed Air Corporation:

1.promptly after the receipt of any document received from the IRS relating to a Tax Claim, a copy of such document;

2.any document delivered to the IRS with respect to a Tax Claim promptly after such document is delivered to the IRS, provided, however, that, if such document was prepared in response to a request by the IRS, then prior to the delivery of such document to the IRS, Cryovac, Inc. and Sealed Air Corporation shall be allowed to provide affirmative suggestions or comments with respect to any such document, as provided in paragraph VI(c)(ii) of the Sealed Air Settlement Agreement and clauses i. and j. of this Annex I;

3.at least five days prior to any meeting or conference (whether in person or by teleconference) scheduled with the IRS during which a Tax Claim may be discussed, with written notice of such scheduled meeting or conference, and an opportunity to attend the portions of such meeting or conference during which any Tax Claim is discussed; and

4.with cooperation and information reasonably requested by Cryovac, Inc. or Sealed Air Corporation in connection with any Tax Claim, including, at Cryovac, Inc.'s or Sealed Air Corporation's request, status updates with respect to all Tax Claims.

l.be entitled to redact any document to be provided to Cryovac, Inc. or Sealed Air Corporation in furtherance of the obligations set forth in clause k. of this Annex I to exclude information not pertinent to the Tax Claim,

m.not settle or otherwise dispose of any Tax Claim unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement),

n.if any of the SA Debtors or the SA Non-Debtor Affiliates has determined that an issue (for the purposes of this Annex I such issue, a "Paragraph VI(f) Issue") may exist with respect to its taking, or the failure to take, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to paragraph II(c)(ix), (x), or (xi), or VI(b) or VI(g), of the Sealed Air Settlement Agreement or clauses e., f., g., o., and p., of this Annex I, as the case may be, then, prior to delivering a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) in accordance with the provisos set forth in paragraph II(c)(ix), (x), or (xi), VI(b) or VI(g) of the Sealed Air Settlement Agreement, or clauses e., f., g., o., and p., of this Annex I, as the case may be, (1) provide to Sealed Air Corporation, as promptly as practicable, a written notice identifying such Defined Action (as defined in the Sealed Air Settlement Agreement) and describing in detail the Paragraph VI(f) Issue and (2) consult and act (and cause its advisors to, consult and act) in good faith to determine and resolve
(i) if such issue relates to a Tax issue, whether, as a result of a Change in Circumstances, there is no "reasonable basis", as defined in IRC section 6662 (or successor provision thereof), for the taking of, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) by such Entity or (ii) if such issue relates to an accounting issue, whether, as a result of a Change in Circumstances, the taking, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) is inconsistent with generally accepted accounting principles. For purposes of this Annex I, "Change in Circumstances" shall mean (i) for U.S. federal income tax purposes, (x) any amendment to the IRC or the final or temporary regulations promulgated under the IRC, (y) a decision by any federal court, or (z) a Revenue Ruling, Notice, Revenue Procedure, or Announcement, which amendment is enacted, promulgated, issued, or announced, or which decision, Revenue Ruling, Notice, Revenue Procedure, or Announcement is issued or announced, in each case, after the Effective Date, and (ii) for financial accounting purposes, any amendment to or change in generally accepted accounting principles, which amendment is issued or announced or, which change occurs, in each case, after the Effective Date.

o.unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement), (1) file all Tax Returns required to be filed by such Entity, if any, consistent with the provisions of paragraph II(c)(ix) of the Sealed Air Settlement Agreement and take all other Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of paragraph II(c)(ix) of the Sealed Air Settlement Agreement, and (2) be prohibited, from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) that may result in the disqualification of the Asbestos PI Trust or the Asbestos PD Trust as a Qualified Settlement Fund (as such term is defined in the Sealed Air Settlement Agreement) or be inconsistent with Cryovac, Inc. being treated as a Transferor (as defined in the Sealed Air Settlement Agreement) of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Confirmation Order and the Asbestos PD Initial Payment directly to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order; provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause o. if each of the following four requirements has been previously satisfied: (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement and clause n. of this Annex I, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause o., (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

p.treat for all Tax purposes any and all payments by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order as a direct payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc., and, unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement):

1.    for financial accounting or any other regulatory purpose, be prohibited from treating any payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust pursuant to the Plan or the Confirmation Order as a payment by Cryovac, Inc. to any of the SA Debtors or SA Non-Debtor Affiliates, or as a payment by any SA Debtor or SA Non-Debtor Affiliate to any Entity (including to the Asbestos PI Trust or the Asbestos PD Trust) (or treating such payment as, or resulting in, an expense or deduction of any Debtor or Non-Debtor Affiliate),

2.    for Tax purposes, be prohibited from claiming that any payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust pursuant to the Plan or the Confirmation Order results in or gives rise (directly or indirectly) to the accrual or allowance of a deduction or expense, or income to, or any other transfer of any type to, any SA Debtor or SA Non-Debtor Affiliate,

3.    take all Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this clause p.,

4.    not take any position inconsistent with the foregoing on any Tax Return or with any Tax authority, and

5.    not make any statement in any public or regulatory filing or release or otherwise, or take any other Defined Action (as defined in the Sealed Air Settlement Agreement), that is inconsistent with the obligations of such Entity pursuant to this clause p., provided, however, that with respect to sub-clauses p.3 and p.5 above, it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause p. if each of the following four requirements has been previously satisfied: (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement and clause n. of this Annex I, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause p., (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

q.be entitled to prepare and execute (but not file) a Protective Claim (as defined in the Sealed Air Settlement Agreement and, for purposes of this Annex I, with respect to each of the SA Debtors and the SA Non-Debtors Affiliates, a "Grace Protective Claim"), (which filing shall be effected only by Cryovac, Inc. pursuant to, and in accordance with, the provisions of the Sealed Air Settlement Agreement) for the taxable year of the SA Debtors in which the transfers by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan or the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan or the Confirmation Order (for purposes of this Annex I, the "Transfer") are made, or for any other prior (solely with respect to a carryback from the taxable year of the Transfer) or subsequent taxable year in which the Tax Benefits (as defined in the Sealed Air Settlement Agreement) realized as a result of such Transfer may be claimed by the SA Debtors (for purposes of this Annex I any such taxable year, a "Relevant Tax Year"), and require Cryovac, Inc. to file such Grace Protective Claim with the IRS or other governmental authority for and on behalf of the SA Debtors; provided, however, that a Grace Protective Claim shall not be required to be filed by Cryovac, Inc. at any time prior to 15 days before the expiration (taking into account all extensions thereof) of the applicable statute of limitations for the SA Debtors to file an amended return ("SOL") for the Relevant Tax Year, and provided further that notwithstanding anything to the contrary set forth in paragraph IV(h) of the Sealed Air Settlement Agreement and clauses q., r., s., t., and u. of this Annex I, the Debtors may prepare and execute a Grace Protective Claim and require Cryovac Inc. to file such Grace protective Claim with the IRS or other governmental authority for a Relevant Tax Year, only if each of the following requirements has been previously satisfied:

1.    the SA Debtors have granted each extension (and each further extension) to the applicable SOL for such Relevant Tax Year that has been requested by the IRS;

2.    at the time of each such request by the IRS referred to in sub-clause p.1, above, to extend (or further extend) the applicable SOL for such Relevant Tax Year, the SA Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer;

3.    in the event that the IRS has not requested the SA Debtors to extend (or further extend) the applicable SOL for such Relevant Tax Year prior to 180 days prior to the end of such SOL, the SA Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer;

4.    the SA Debtors shall have provided to Cryovac, Inc. a written statement by their Chief Financial Officer that each of the requirements set forth immediately above in sub- clauses p.1, 2, and 3 has been satisfied in all respects; and

r.at the request of Sealed Air Corporation, prepare and execute a Grace Protective Claim to be filed by Sealed Air Corporation pursuant to paragraph VI(h)(ii) of the Sealed Air Settlement Agreement or this clause r.

s.pay to Cryovac, Inc. in immediately available funds fifty (50) percent of the amount of any Tax Benefit (as defined in the Sealed Air Settlement Agreement) realized as a result of the

Transfer no later than ten (10) days after such Tax Benefit (as defined in the Sealed Air Settlement Agreement) has been deemed to have been Actually Realized (as defined in and determined pursuant to the Sealed Air Settlement Agreement),

t.if requested by Sealed Air Corporation, use their best efforts to extend (and cause the IRS to agree to extend) the applicable SOL for any Relevant Tax Year,

u.include in Part II of Form 1120X (or applicable section of any similar state or local tax form) of any Grace Protective Claim the language set forth on Exhibit 7 of the Sealed Air Settlement Agreement and only such other language as may be mutually agreed to by the SA Debtors and Cryovac, Inc. (or Sealed Air Corporation),

v.withdraw all Grace Protective Claims upon a Cryovac Final Determination (as defined in the Sealed Air Settlement Agreement) that the Transfer results in a Tax Benefit (as defined in the Sealed Air Settlement Agreement) to Cryovac, Inc. (or the affiliated group filing a consolidated Tax Return of which Sealed Air Corporation is the common parent), and provide a written statement to Cryovac, Inc. signed by the Chief Financial Officer of the SA Debtors stating that all Grace Protective Claims have been withdrawn,

w.upon notice by Cryovac, Inc. as provided in paragraph VI(i) of the Sealed Air Settlement Agreement, as the case may be, or if otherwise requested in writing by Cryovac, Inc., use reasonable best efforts to pursue all Grace Protective Claims and keep Cryovac, Inc. fully informed of, and permit Cryovac, Inc. to participate in, all developments with respect to all such Grace Protective Claims in a manner consistent with the provisions set forth in paragraphs VI(c)(ii) through (VI) of the Sealed Air Settlement Agreement and clauses i., j., k., l., and m. of this Annex I, as the case may be,

x.no later than ten (10) days after the SA Debtors shall have Actually Realized (as defined in the Sealed Air Settlement Agreement) a Tax Benefit (as defined in the Sealed Air Settlement Agreement) as a result of the Transfer, provide Cryovac, Inc. with a detailed statement (for the purposes of this Annex I, the "Tax Benefit Statement") specifying (1) the amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) that was Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors and any information relevant to the computation thereof (including full access to any applicable Tax Return, non-proprietary work papers and other materials and information of the SA Debtors and their accountants), (2) the date that such Tax Benefit (as defined in the Sealed Air Settlement Agreement) was Actually Realized (as defined in the Sealed Air Settlement Agreement), (3) the amount of deduction, loss, credit or exclusion initially claimed by the SA Debtors as a result of the Transfer (for purposes of this Annex I, the "Initial Tax Benefit Item"), (4) the amount of the Initial Tax Benefit Item that is utilized by the SA Debtors to create such Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) (including as a result of all or a portion of the Initial Tax Benefit Item being carried back or forward), and (5) the amount of the Initial Tax Benefit Item not yet utilized by the SA Debtors (to create a Tax Benefit (as defined in the Sealed Air Settlement Agreement)

Actually Realized (as defined in the Sealed Air Settlement Agreement)) that will be carried forward,

y.no later than 30 days after the SA Debtors have filed their U.S. federal consolidated income Tax Return for each year beginning the year that includes the Tax Benefit Start Date (as defined in the Sealed Air Settlement Agreement), deliver to Cryovac, Inc. an annual statement (for purposes of this Annex I, the "CFO Annual Statement"), signed by their Chief Financial Officer under penalties of perjury, that sets forth (1) the amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement), if any, by the SA Debtors as a result of the Transfer during the preceding taxable year (including, without limitation, as a result of an amended return for any taxable year, a loss or deduction being utilized for such preceding taxable year, a loss or credit carryback from such preceding taxable year, or a loss or credit carryforward to such preceding taxable year), (2) the date (or dates) such Tax Benefits were Actually Realized (as defined in the Sealed Air Settlement Agreement) during such taxable year, (3) the amount of the Initial Tax Benefit Item, (4) the amount of the Initial Tax Benefit Item that is utilized by the SA Debtors to create such Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement), and (5) the amount of the Initial Tax Benefit Item not yet utilized by the SA Debtors (to create a Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement)) that will be carried forward,

z.provide Cryovac, Inc. with all information relevant to the computation of such Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors set forth in clause y.1 of this Annex I (including full access to any applicable Tax Return, the non-proprietary work papers, and other materials and information of the SA Debtors and their accountants),

aa.    within fifteen (15) days after the SA Debtors' receipt of a Tax Benefit Dispute Notice (as defined in the Sealed Air Settlement Agreement), unless the matters in the Tax Benefit Dispute Notice (as defined in the Sealed Air Settlement Agreement) have otherwise been resolved by mutual agreement of the parties, select, jointly with Cryovac, Inc., a nationally-recognized independent certified public accountant (for purposes of this Annex I, the "Tax Benefit Accountant"); provided, however, if the SA Debtors and Cryovac, Inc. are unable to agree upon the Tax Benefit Accountant within such fifteen (15) day period, then the SA Debtors and Cryovac, Inc. shall each select a nationally-recognized independent certified public accountant which shall then jointly choose the Tax Benefit Accountant within fifteen (15) days thereafter, and the terms of the engagement of such Tax Benefit Accountant shall require the Tax Benefit Accountant to comply with paragraph VI(j)(iv) of the Sealed Air Settlement Agreement,

bb.    pay to Cryovac, Inc. in immediately available funds no later than five (5) days after delivery of the Tax Benefit Report (as defined in the Sealed Air Settlement Agreement) to the SA Debtors and Cryovac, Inc. the sum of (x) the excess, if any, of fifty (50) percent of the amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually

Realized (as defined in the Sealed Air Settlement Agreement) set forth in the Tax Benefit Report (as defined in the Sealed Air Settlement Agreement) over the amount previously paid, if any, by the SA Debtors to Cryovac, Inc. with respect thereto and (y) interest with respect to any such excess, as provided for in paragraph VI(k) of the Sealed Air Settlement Agreement,

cc.    if a loss, deduction, credit or exclusion that resulted in Tax Benefit that was Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors is later denied by a Taxing authority by (x) a decision, decree or other order by a court of competent jurisdiction, which has become final and unappealable or (y) any other means (including a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code) if Cryovac, Inc. has consented to such other means, which consent shall not be unreasonably withheld or delayed, provide (1) a written statement, signed under penalties of perjury by the Chief Financial Officer of the SA Debtors, that states (i) the amount of such loss, deduction, credit or exclusion that was denied, (ii) the amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) that was initially determined and paid by the SA Debtors to Cryovac, Inc. for such taxable period, and (iii) the revised amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) for such taxable period taking into account the denial of such loss, deduction, credit or exclusion, and (2) provide to Cryovac, Inc. any information relevant to the computation of such initial and revised amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors (including full access to any applicable Tax Return, the non-proprietary work papers, and other materials and information of the SA Debtors and their accountants), and

dd.    perform all other actions required, and refrain from taking any other activities precluded, by the Sealed Air Settlement Agreement.

Annex II

Pursuant to Section 7.7(oo) of the Plan, and not by way of limitation of the Sealed Air Settlement Agreement, unless indicated otherwise:

a.each of the Plaintiffs, the Asbestos PI Trust and the Asbestos PD Trust shall, unless otherwise required by a Final Determination, (1) file all Tax Returns required to be filed by it, if any, consistent with the provisions of this clause a. and shall take all other Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this clause a., and (2) be prohibited from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) that may result in the disqualification of the Asbestos PI Trust or the Asbestos PD Trust as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement) or be inconsistent with Cryovac, Inc. being treated as a "transferor" (as defined under Treasury Regulations section 1.468B-1(d)) (for purposes of this Annex II the "Transferor") of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Confirmation Order and the Asbestos PD Initial Payment directly to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order, provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause a. if each of the following four requirements has been previously satisfied (i) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement, (ii) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause a., (iii) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (iv) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

b.the Asbestos PI Trust and the Asbestos PD Trust shall, unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement), treat for all Tax purposes any and all payments by Cryovac Inc. pursuant to Sections 7.2.2 and 7.2.3 of the Plan and the Confirmation Order, as a direct payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust, as applicable, for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc, and each of the Plaintiffs, the Asbestos PI Trust and the Asbestos PD Trust shall, unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement): (1) be prohibited from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) that is inconsistent with the foregoing provisions of this clause b., and (2) take all Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this clause b.; provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement

Agreement) as required pursuant to sub-clauses (1) and (2) of this clause b. if each of the following four requirements has been previously satisfied (i) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement, (ii) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause b., (iii) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (iv) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

c.if it has determined that an issue (for the purposes of this Annex II such issue, a "Paragraph VI(f) Issue") may exist with respect to its taking, or the failure to take, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to paragraph II(c)(ix) or (x), of the Sealed Air Settlement Agreement or clauses a. and b., of this Annex II, as the case may be, then, prior to delivering a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) in accordance with the provisos set forth in paragraph II(c)(ix) or (x) of the Sealed Air Settlement Agreement, or clauses a. and b., of this Annex II, as the case may be, each of the Plaintiffs, the Asbestos PI Trust and the Asbestos PD Trust, as the case may be, shall (1) provide to Sealed Air Corporation, as promptly as practicable, a written notice identifying such Defined Action (as defined in the Sealed Air Settlement Agreement) and describing in detail the Paragraph VI(f) Issue and (2) consult and act (and cause its advisors (including accountants and tax attorneys, as the case may be) to, consult and act) in good faith to determine and resolve (i) if such issue relates to a Tax issue, whether, as a result of a Change in Circumstances (as defined in the Sealed Air Settlement Agreement), there is no "reasonable basis", as defined in IRC section 6662 (or successor provision thereof), for the taking of, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) by such Entity or (ii) if such issue relates to an accounting issue, whether, as a result of a Change in Circumstances, the taking, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) is inconsistent with generally accepted accounting principles, and

d.perform all other actions required, and refrain from taking any other activities precluded, by the Sealed Air Settlement Agreement.

Annex III

Asbestos Protected Parties are:

A.	The Debtors

1.	W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.)

2.	W. R. Grace & Co.-Conn.

3.	A-1 Bit & Tool Co., Inc.

4.	Alewife Boston Ltd.

5.	Alewife Land Corporation

6.	Amicon, Inc.

7.	CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.)

8.	CCHP, Inc.

9.	Coalgrace, Inc.

10.	Coalgrace II, Inc.

11.	Creative Food 'N Fun Company

12.	Darex Puerto Rico, Inc.

13.	Del Taco Restaurants, Inc.

14.	Dewey and Almy, LLC (f/k/a Dewey and Almy Company)

15.	Ecarg, Inc.

16.	Five Alewife Boston Ltd.

17.	G C Limited Partners I, Inc. (f/k/a Grace Cocoa Limited Partners I, Inc.)

18.	G C Management, Inc. (f/k/a Grace Cocoa Management, Inc.)

19.	GEC Management Corporation

20.	GN Holdings, Inc.

21.	GPC Thomasville Corp.

22.	Gloucester New Communities Company, Inc.

23.	Grace A-B Inc.

24.	Grace A-B II Inc.

25.	Grace Chemical Company of Cuba

26.	Grace Culinary Systems, Inc.

27.	Grace Drilling Company

28.	Grace Energy Corporation

29.	Grace Environmental, Inc.

30.	Grace Europe, Inc.

31.	Grace H-G Inc.

32.	Grace H-G II Inc.

33.	Grace Hotel Services Corporation

34.	Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.)

35.	Grace Offshore Company

36.	Grace PAR Corporation

37.	Grace Petroleum Libya Incorporated

38.	Grace Tarpon Investors, Inc.

39.	Grace Ventures Corp.

40.	Grace Washington, Inc.

41.	W. R. Grace Capital Corporation

42.	W. R. Grace Land Corporation

43.	Gracoal, Inc.

44.	Gracoal II, Inc.

45.	Guanica-Caribe Land Development Corporation

46.	Hanover Square Corporation

47.	Homco International, Inc.

48.	Kootenai Development Company

49.	L B Realty, Inc.

50.	Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.)

51.	Monolith Enterprises, Incorporated

52.	Monroe Street, Inc.

53.	MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation)

54.	MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.)

55.	MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.)

56.	Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.)

57.	Southern Oil, Resin & Fiberglass, Inc.

58.	Water Street Corporation

59.	Axial Basin Ranch Company

60.	CC Partners (f/k/a Cross Country Staffing)

61.	Hayden-Gulch West Coal Company

62.	H-G Coal Company

B.	Asbestos Protected Party, subparagraph 51(b) - The Reorganized Debtors
Per Plan definition 182, Reorganized Debtors shall mean the Debtors from and after the Effective Date.

C.	Asbestos Protected Party, subparagraph 51(c) - The Non-Debtor Affiliates
Per Plan definition 158, Non-Debtor Affiliate shall mean each Affiliate of the Debtors that is not a debtor or debtor-in-possession in the Chapter 11 Cases, including the following Entities designated as Non-Debtor Affiliates in Exhibit 16 in the Plan Exhibit Book:

1.	A.A. Consultancy & Cleaning Company Limited

2.	Advanced Refining Technologies GmbH

3.	Advanced Refining Technologies K.K.

4.	Advanced Refining Technologies LLC

5.	Alltech Applied Science B.V.

6.	Alltech Applied Science Labs (HK) Limited

7.	Alltech Associates (Australia) Pty. Ltd.

8.	Alltech Associates Applied Science Limited

9.	Alltech Associates, Inc.

10.	Alltech France S.A.R.L.

11.	Alltech Grom GmbH

12.	Alltech Italia S.R.L.

13.	Alltech Japan Company Limited

14.	Alltech Scientific (China) Limited

15.	Alltech y Applied

16.	Amicon B.V.

17.	Amicon Ireland Limited

18.	AP Chem Incorporated

19.	Arral & Partners

20.	Asian Food Investment Limited

21.	Borndear 1 Limited

22.	Borndear 2 Limited

23.	Borndear 3 Limited

24.	Carbon Dioxide Slurry Systems L.P.

25.	CJCS Grace Kriz

26.	Colowyo Coal Company L.P.

27.	Construction Products Dubai, Inc.

28.	Cormix Limited

29.	Cormix Middle East LLC

30.	Darex CIS LLC

31.	Darex UK Limited

32.	Davison Chemicals India Pvt. Ltd. (f/k/a Flexit Laboratories Private Ltd.)

33.	Denac Nederland B.V.

34.	Emerson & Cuming (Trading) Ltd.

35.	Emerson & Cuming (UK) Ltd.

36.	Emirates Chemicals LLC

37.	Envases Industriales y Comerciales, S.A.

38.	Exemere Limited

39.	GEC Divestment Corporation Ltd.

40.	GKA Company Limited

41.	Grace (New Zealand) Limited

42.	Grace AB

43.	Grace Asia Pacific, Inc.

44.	Grace Australia Pty. Ltd.

45.	Grace Bauprodukte GmbH

46.	Grace Brasil Ltda.

47.	Grace Canada, Inc.

48.	Grace Catalyst AB

49.	Grace Chemicals K.K.

50.	Grace Chemicals, Inc.

51.	Grace China Ltd.

52.	Grace Collections, Inc.

53.	Grace Colombia S.A.

54.	Grace Construction Products (Ireland) Limited

55.	Grace Construction Products Limited

56.	Grace Construction Products N.V.

57.	Grace Construction Products S.A. (f/k/a Pieri S.A.)

58.	Grace Container, S. A. de C. V.

59.	Grace Darex GmbH

60.	Grace Davison (Proprietary) Limited

61.	Grace Davison Ltda.

62.	Grace Energy GmbH (f/k/a Grace Holding GmbH)

63.	Grace Értékesito Kft.

64.	Grace Europe Holding GmbH

65.	Grace Germany Holdings, Inc.

66.	Grace GmbH & Co. KG

67.	Grace GP GmbH

68.	Grace Hellas E.P.E.

69.	Grace Japan Kabushiki Kaisha

70.	Grace Korea Inc.

71.	Grace Latin America, Inc.

72.	Grace Management GP GmbH

73.	Grace Management Services, Inc.

74.	Grace Manufacturing GmbH & Co. KG

75.	Grace Offshore Turnkey

76.	Grace Produits de Construction SAS

77.	Grace Quimica Compania Limitada

78.	Grace Receivables Purchasing, Inc.

79.	Grace S.A. (f/k/a Grace N.V.)

80.	Grace Silica GmbH

81.	Grace Silica N.V.

82.	Grace Sp. z o.o.

83.	Grace Sweden AB

84.	Grace Trading (Shanghai) Co., Ltd.

85.	Grace Venezuela, S.A.

86.	Grace Yapi Kimyasallari Sanayi ve Ticaret A.S.

87.	Grace, S.A.

88.	Ichiban Chemical Co., Inc.

89.	Inverco Benelux N.V.

90.	Inversiones GSC, S.A.

91.	LC Service B.V.

92.	NZ Alltech, Inc.

93.	Papelera Camagueyana, S.A.

94.	Paramont Coal Company

95.	Pieri Especialidades, S.L.

96.	Pieri U.K. Limited

97.	PT. Grace Specialty Chemicals Indonesia

98.	Servicised Ltd.

99.	Société Civile Beau-Béton

100.	Storm van Bentem en Kluyver B.V.

101.	Trans-Meridian Insurance (Dublin) Ltd.

102.	W. R. G. Colombia S.A.

103.	W. R. Grace & Co. (India) Private Limited

104.	W. R. Grace & Co. Employees Disaster Relief Foundation, Inc.

105.	W. R. Grace (Hong Kong) Limited

106.	W. R. Grace (Malaysia) Sendiran Berhad

107.	W. R. Grace (Philippines), Inc.

108.	W. R. Grace (Singapore) Private Limited

109.	W. R. Grace (Thailand) Limited

110.	W. R. Grace Africa (Proprietary) Limited

111.	W. R. Grace Argentina S.A.

112.	W. R. Grace B.V.

113.	W. R. Grace Finance (NRO) Ltd.

114.	W. R. Grace Foundation, Inc.

115.	W. R. Grace Holdings, S. A. de C. V.

116.	W. R. Grace Italiana S.p.A.

117.	W. R. Grace Limited

118.	W. R. Grace N.V.

119.	W. R. Grace S.A.

120.	W. R. Grace Southeast Asia Holdings Limited

121.	W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.

122.	W. R. Grace Taiwan, Inc.

123.	W. R. Grace Vietnam Company Limited

124.	W.R. GRACE Argentina, S.A.

D.	Asbestos Protected Party, subparagraph 51(d) - The Settled Asbestos Insurance Companies

Settled Asbestos Insurance Companies11 as may be added to and identified in Exhibit 5 to the Plan from time to time including after the Effective Date, as provided in the Plan; and

11See Plan definition 209 (Section 1.1(209).

The following Settled Asbestos Insurance Companies, pursuant to the terms of and in accordance with the Asbestos Insurance Settlement Agreements and as identified on Exhibit 512 in the Plan Exhibit Book:

1.	AG de 1830 Compagnie Belge d'Assurances Generales Incendie Accidents et Risques Divers S.A. (n/k/a AG Insurance)

2.	Admiral Insurance Company

3.
The Aetna Casualty and Surety Company (n/k/a Travelers Casualty and Surety Company), its predecessors, successors and its past and present parents (including but not limited to, Aetna Life & Casualty Company)

4.
Allianz Underwriters Insurance Company, Allianz Aktiengesellschaft (n/k/a Allianz SE), Fireman's Fund Insurance Company, and Riunione Adriatica di Sicurta S.p.A (n/k/a Allianz S.p.A) and the Allianz Parties as provided in the 11/09/09 Settlement Agreement (conditional upon the Confirmation Order becoming a Final Order and subject to receipt by the Trust of the Settlement Amount in accordance with the 11/09/09 Settlement Agreement)

5.	Allstate Insurance Company

6.	Allstate Insurance Company, as successor in interest to Northbrook Excess Surplus Insurance Company, formerly known as Northbrook Insurance Company

7.	American Centennial (n/k/a OneBeacon America Insurance Company)

8.	Associated International Insurance Company

9.	The Chartis Insurance Companies as defined in the Amended Settlement and Mutual Release dated 09/11/09

10.	CIGNA (f/k/a Pacific Employers Insurance Company and Insurance Company of North America) (n/k/a Century Indemnity Company)

11.	Commercial Union Insurance Company (n/k/a OneBeacon America Insurance Company)

12.	Continental Casualty Company

13.
Continental Casualty Company and Continental Insurance Company (in its own capacity and as successor by merger to Pacific Insurance Company and Boston Old Colony Insurance Company, and as successor-in-interest to certain alleged Harbor Insurance Company, Buffalo Insurance Company, Buffalo Reinsurance Company, and London

12Debtors plan to file an updated version of Exhibit 5, which will include as Settled Asbestos Insurance Companies those entities identified at nos. "8," "13," and "33" in the above text, with whom recent settlements were reached and approved.

Guarantee & Accident Company of New York policies) (the "CNA Companies"), subject to the January 22, 2011, Approval Order becoming a Final Order

14.	Employers Insurance of Wausau and Nationwide Indemnity Company, solely in its capacity as claims administrator for Employers Insurance of Wausau

15.
Employers Mutual Casualty Company and Mutual Marine Office, Inc., in its capacity as managing general agent and attorney-in-fact for Employers Mutual Casualty Company, to the fullest extent, but only to the extent, that Mutual Marine Office, Inc. is eligible for protection under Bankruptcy Code Section 524(g)

16.	Federal Insurance Company

17.
Federal Insurance Company (conditional upon the Confirmation Order becoming a Final Order and subject to receipt by the Trust of the Settlement Amount in accordance with the 09/28/10 Settlement Agreement)

18.	Fireman's Fund Insurance Company

19.	General Insurance Company of America

20.	Gibraltar Casualty Co./Prudential Reinsurance Co. (n/k/a Mt. McKinley/Everest)

21.	Guarantee Insurance Company

22.	Harper Insurance Company Ltd. (f/k/a Turegum Insurance Company)

23.
Hartford Accident and Indemnity Company, First State Insurance Company, Twin City Fire Insurance Company, New England Insurance Company, Hartford Fire Insurance Company, and London & Edinburgh Insurance Company Limited, in its own right and as successor to London & Edinburgh Insurance Company Limited, and the Hartford-Related Parties (as defined in the Settlement Agreement, including Hartford Financial Services Group, Inc.) to the extent but only to the extent, the Hartford-Related Parties provided insurance to any of the Debtors

24.	HDI-Gerling Industrie Versicherung AG, as successor to Gerling Konzern Allgemeine Versicherungs-Aktiengesellschaft

25.	Home Insurance Company (insolvent)

26.	Lloyd's Underwriters and Underwriter Third Party Beneficiaries, all as defined in the Amended and Restated Settlement Agreement and Mutual Release dated July 17, 2009

27.	London Market Insurance Companies:

Accident & Casualty Insurance Company of Winterthur (2 A/C) American Home Insurance per Tower X
Argonaut Northwest Insurance Co. Ltd. Bishopsgate Insurance Company Ltd.
CNA Reinsurance of London Ltd.
Compagnie D'Assurances Maritimes Aeriennes & Terrestres Societe Anonyme Dominion Insurance Company, Ltd.
Harper Insurance Ltd., formerly known as Turegum Ins. Co. London & Edinburgh General Insurance Co., Ltd.
London & Edinburgh General Insurance Co., Ltd. (per Tower Underwriting Management,    Ltd.)
London & Edinburgh General Insurance Co., Ltd. ("WM" "A/C") National Casualty Company of America Ltd.
Sphere Drake Insurance Company Stronghold Insurance Company, Ltd.
Tenecom Insurance Company, Ltd., as Part VII Transferee from Winterthur SwissInsurance Company
Tenecom Insurance Company, Ltd. formerly known as Yasuda Fire & Marine Insurance Company of Europe Ltd.
Terra Nova Insurance Co., Ltd.
Unionamerica Insurance Company, Ltd., as Part VII Transferee from St. Katherine Insurance Co., Ltd
Unionamerica Insurance Company, Ltd. as Part VII Transferee from St. Katherine Insurance Co., Ltd. (X A/C)
World Auxilliary Insurance Corp. Ltd.
(collectively, "Certain London Market Insurance Companies")

28.	Maryland Casualty Company

29.	Munich Reinsurance America, Inc. (f/k/a American Re-Insurance Company)

30.	North Star Reinsurance Corporation

31.	Royal Indemnity Company

32.
Royal Indemnity Company, Arrowood Capital Corp., and Arrowood Indemnity Company, individually, and as corporate successor-in-interest to Royal Indemnity Company (conditional upon 8/19/09 Approval Order becoming a Final Order)

33.	Swiss Reinsurance Company and European Reinsurance Company of Zurich

34.	TIG Insurance Company (f/k/a Transamerica Insurance Company)

35.	Unigard Security Insurance Company (n/k/a Seaton Insurance Company)

36.	U.S. Fire Insurance Company

37.	Zurich Insurance Company Ltd. and Zurich International (Bermuda) Ltd.

E.	Asbestos Protected Party, subparagraph 51(f) - The Sealed Air Indemnified Parties

1.	"Released Parties" as defined in the Sealed Air Settlement Agreement,[13] including

2.	Sealed Air Corporation,

3.	Cryovac, Inc. and

4.
“all of their parent corporations, subsidiary corporations, joint venturers, Affiliates, and sister corporations, and any and all of their past, present and future agents, servants, officers, directors, employees, successors, assigns, heirs, executors, administrators, legal representatives, beneficiaries, insurers (but solely to the extent of coverage procured by Sealed Air Corporation (after March 31, 1998) or Cryovac, Inc. (after such date) of any liabilities of Sealed Air Corporation or Cryovac, Inc. for Asbestos-Related Claims), or any of them, including any Entity acting on behalf of or at the direction of any of them.”[14]

F.	Asbestos Protected Party, subparagraph 51(g) - The Fresenius Indemnified Parties

1.
"FMCH," meaning Fresenius Medical Care Holdings, Inc. (taxpayer identification number 13-3461988), a New York corporation, formerly named W. R. Grace & Co. and Fresenius National Medical Care Holdings, Inc., its Affiliates, and any and all of their

13"Released Parties" as defined in the Sealed Air Settlement Agreement (Ex. 22 in the Exhibit Book to the Plan) includes the same list as in the Sealed Air Indemnified Parties definition in Plan (Plan Definition 202), except "Person" is substituted for "Entity" in the Sealed Air Settlement Agreement. "Person" is defined in the Sealed Air Settlement Agreement, section ddd, as "any individual, corporation, company, partnership, limited liability company, firm, association, joint venture, joint stock company, trust, estate, business trust, unincorporated organization, any other entity, and any 'governmental unit' (as that term is defined in section 101(27) of the Bankruptcy Code)". References to the excluded parties in the Sealed Air Settlement Agreement are to the "Debtors" and "Non-Debtor Affiliates" rather than "SA Debtors" and "SA Non-Debtor Affiliates." "SA Debtors" and "SA Non-Debtor Affiliates" are the defined terms under the Plan. In addition, references in the Sealed Air Settlement Agreement are to "Claims," "Damages," and "Debts" rather than "SA Claims," "SA Damages," and "SA Debts." "SA Claims," "SA Damages," and "SA Debts" are the defined terms under the Plan.
Each of the defined terms under the Plan refers to and is intended to represent the defined terms exactly as they are used in the Sealed Air Settlement Agreement.

14See Plan definition 202 (Section 1.1(202)) (exclusions not set forth herein)

predecessors, successors, and assigns. (See Plan Definition 121)

2.	"NMC," meaning National Medical Care, Inc., a Delaware corporation (taxpayer identification number 04-2835488). (See Plan Definition 155)

3.
Each of FMCH and NMC's respective present and former subsidiaries, parents, Affiliates, officers, directors, employees, partners, trustees, shareholders, beneficiaries, agents, attorneys, predecessors, successors, and assigns, including Fresenius Medical Care AG & Co. KGaA. and Fresenius AG15

G.	Asbestos Protected Party, subparagraph 51(h) - Montana Vermiculite Company

H.	Asbestos Protected Party, subparagraph 51(i) - [Parties Identified in and Covered by §524(g)(3)(A)(ii)]

“any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, or the Fresenius Indemnified Parties, or any of their respective assets (but only to the extent that any liability is asserted to exist as a result of its becoming such a transferee or successor)”

I.	Asbestos Protected Party, subparagraph 51(j) - [Parties Identified in and Covered by § 524(g)(3)(A)(iii)]

“any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, makes a loan to any of the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos PI Trust, the Asbestos PD Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos PI Trust, or the Asbestos PD Trust (but only to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent that any Encumbrance of assets made in connection with such a loan is sought to be invalidated, upset or impaired in whole or in part as a result of its being such a lender)”

J.	Asbestos Protected Party, subparagraph 51(k) - [Parties Identified in and Covered by § 524(g)(4)(A)(ii)(I)]

“each of the respective present and future Affiliates of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties (but only to the extent that any liability is asserted to exist as a result of its being or becoming such an Affiliate)”

15See Plan definition 125 (Section 1.1(125)) (exclusions not set forth herein)

K.	Asbestos Protected Party, subparagraph 51(l) - [Parties Identified in and Covered by § 524(g)(4)(A)(ii)(II)]

“each of the respective Representatives of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties.”

IN THE UNITED STATES DISTRICT COURT FOR DISTRICT OF DELAWARE

IN RE:

W.R. Grace & Co., et al.[16]	Bankruptcy No. 01-1139 (JKF) Debtor(s) Chapter 11
Jointly Administered

ORDER CONFIRMING PLAN OF REORGANIZATION AS MODIFIED THROUGH DECEMBER 23, 2010, ISSUING CHANNELING INJUNCTION UNDER 11 U.S.C. §524(g) AND ADOPTING FINDINGS OF FACT, CONCLUSIONS OF LAW AND THE MEMORANDUM OPINION OVERRULING OBJECTIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION
AND NOW, this    day of    2011, it its ORDERED the recommendation of confirmation of the Bankruptcy Court of the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W.R. Grace & Co., et al., the

16The Debtors consist of the following 62 entities: W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co. Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food 'N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I, Inc., (flk/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation., W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor·BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

Official Committee of Asbestos Personal Injury Claimants, the Asbestos Personal Injury Future Claimants’ Representative, and the Official Committee of Equity Security Holders dated
, 2011, Docket Number    , is adopted and the Joint Plan, as amended, is CONFIRMED.
It is FURTHER ORDERED that an injunction pursuant to 11 U.S.C. §524(g) is hereby issued in accordance with the terms of the Joint Plan and attendant Plan documents and the recommended findings of fact, conclusions of law as expressed in the Bankruptcy Court’s recommended confirmation order and the Bankruptcy Court’s Memorandum Opinion Overruling Objections to the First Amended Joint Plan of Reorganization are approved in their entirety. The Joint Plan and its Asbestos PI and Asbestos PD Injunctions protect any person or entity that is an Asbestos Protected Party, a term defined in Plan Sections 1.1(51)(a) through (l)17and as may be amended from time to time pursuant to the terms of the Joint Plan.
It is FURTHER ORDERED that Annexes I, II and II attached to the Bankruptcy Court’s Recommendation are incorporated herein by reference and approved and the channeling injunction shall issue as to all Asbestos Protected Parties identified in Annex III.

THIS ORDER IS HEREBY DECLARED TO BE IN RECORDABLE FORMAT AND SHALL BE ACCEPTED BY ANY RECORDING OFFICER FOR FILING AND RECORDING PURPOSES WITHOUT FURTHER OR ADDITIONAL ORDERS, CERTIFICATIONS OR OTHER SUPPORTING DOCUMENTS.

BY THE COURT

United States District Judge

17There is no subsection (51)(e) in Section 1.1.